UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒                             Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240 14a-12

Infrastructure and Energy Alternatives, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Infrastructure and Energy Alternatives, Inc.
6325 Digital Way, Suite 460
Indianapolis, Indiana 46278

April 22, 2019

To our shareholders:

On behalf of the Board of Directors (the “Board”) and employees of Infrastructure and Energy Alternatives, Inc. (the “Company,” “we,” “us,” or “our”), I cordially invite you to participate via webcast in the 2019 Annual Meeting of Shareholders (the “Annual Meeting”) of the Company to be held on Monday, June 3, 2019, beginning at 9:00 a.m., Eastern Standard Time. The Annual Meeting will be a virtual meeting of shareholders, which means that you will be able to participate in the Annual Meeting, vote and submit your questions during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/IEA2019. You will not be able to attend the Annual Meeting in person.
Details of the business to be conducted at the Annual Meeting are provided in the accompanying Notice of 2019 Annual Meeting of Shareholders and Proxy Statement. If you participate in the Annual Meeting via the live webcast at www.virtualshareholdermeeting.com/IEA2019, you may revoke your proxy and vote during the Annual Meeting, even if you have previously submitted a proxy.
We have elected to take advantage of Securities and Exchange Commission (“SEC”) rules that allow us to furnish proxy materials to certain shareholders on the Internet. On or about the date of this letter, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to shareholders of record at the close of business on April 8, 2019. At the same time, we provided those shareholders with access to our online proxy materials and filed our proxy materials with the SEC. We believe furnishing proxy materials to our shareholders on the Internet will allow us to provide our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. If you have received the Notice, you will not receive a printed copy of the proxy materials unless you request them by following the instructions for requesting such materials contained in the Notice.
It is important that your vote be represented at the Annual Meeting whether or not you are able to participate. Accordingly, after reading the accompanying proxy materials, please promptly submit your proxy by telephone, Internet or mail as described in the Proxy Statement or the Notice.
Your continuing interest in our Company is greatly appreciated.
Sincerely,
JP Roehm
President, Chief Executive Officer and Director

Infrastructure and Energy Alternatives, Inc.
6325 Digital Way, Suite 460
Indianapolis, Indiana 46278

NOTICE OF 2019 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 3, 2019

Notice is hereby given that the 2019 Annual Meeting of Shareholders of Infrastructure and Energy Alternatives, Inc. will be held on Monday, June 3, 2019 at 9:00 a.m., Eastern Standard Time. The Annual Meeting will be a virtual meeting of shareholders which means that you will be able to participate in the Annual Meeting, vote and submit your questions during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/IEA2019. You will not be able to attend the Annual Meeting in person. At the Annual Meeting, you will be asked to vote on the following proposals:

1.	To elect John Paul Roehm, Terence Montgomery and John Eber as Class II directors to serve for a term to expire at the 2022 Annual Meeting of Shareholders;

2.	To ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the 2019 fiscal year;

3.	To approve the amendment and restatement of the 2018 IEA Equity Incentive Plan; and

4.	To transact any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.
The foregoing proposals are discussed more fully in the Proxy Statement accompanying this notice. Shareholders of record at the close of business on April 8, 2019 are entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements of the Annual Meeting.
Pursuant to the rules and regulations promulgated by the SEC, we are providing access to our proxy materials over the Internet. Accordingly, we are sending the Notice on or about April 22, 2019 to our shareholders of record on April 8, 2019. The Notice contains instructions for accessing our Proxy Statement and 2018 Annual Report to Shareholders (the “Annual Report”) and how to vote. In addition, the Notice contains instructions on how you may (i) receive a paper copy of the Proxy Statement and Annual Report or (ii) elect to receive your Proxy Statement and Annual Report over the Internet.
We encourage you to attend the virtual shareholder meeting through which you can vote on-line. It is important that your shares be represented and voted at the Annual Meeting. You may vote your shares over the Internet or by telephone. If you received a paper copy of the proxy card by mail, please mark, sign, date and promptly return the card in the self-addressed stamped envelope provided. Instructions regarding the methods of voting are contained in the proxy card. Voting over the Internet, by telephone or by mailing a proxy card will not limit your right to participate in the Annual Meeting and vote your shares during the live webcast.
By Order of the Board of Directors,
Gil Melman
Vice President, General Counsel and Corporate Secretary
Indianapolis, Indiana
April 22, 2019

6325 Digital Way, Suite 460
Indianapolis, Indiana 46278

PROXY STATEMENT

The Board of Infrastructure and Energy Alternatives, Inc. is soliciting your proxy to vote at the 2019 Annual Meeting of Shareholders to be held on Monday, June 3, 2019 at 9:00 a.m., Eastern Standard Time, and any adjournment or postponement of the Annual Meeting. The Annual Meeting will be a virtual meeting of shareholders, which means that you will be able to participate in the Annual Meeting, vote and submit your questions during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/IEA2019.
We are sending our proxy materials to shareholders on or about April 22, 2019, to our shareholders of record as of the close of business on April 8, 2019 (the “Record Date”). The Company’s principal executive offices are located at 6325 Digital Way, Suite 460, Indianapolis, Indiana 46278 and its telephone number is (765) 828-2580.
Introductory Note About the Company
We were incorporated in the State of Delaware on August 4, 2015 under the name M III Acquisition Corp. (“M III”) as a special purpose acquisition company (the “SPAC”) formed for the purposes of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.
On March 26, 2018, M III consummated a merger (the “Merger”) pursuant to an Agreement and Plan of Merger, dated as of November 3, 2017, as amended. As part of the Merger, the name of “M III Acquisition Corp.” was changed to “Infrastructure and Energy Alternatives, Inc.” Throughout this Proxy Statement, for periods prior to the Merger, we use the term “IEA” to refer to the target company of the Merger, IEA Energy Services, LLC along with its subsidiaries, and the term “M III” to refer to the SPAC, pre-combination.

HOW TO CAST YOUR VOTE:
Internet	Phone	Mail
Go to www.proxyvote.com: You can use the Internet 24 hours a day, through June 2, 2019 at 11:59 PM Eastern Time, to transmit your voting instructions. Have your proxy card or Notice in hand when you access the web site and follow the instructions.

Call 1-800-690-6903: You can use any touchtone telephone 24 hours a day, through June 2, 2019 at 11:59 PM Eastern Time, to transmit your voting instructions. Have your proxy card or Notice in hand when you call and follow the instructions.

If you received a printed copy of the proxy materials, you may submit your vote by completing, signing and dating your proxy card and returning it in the prepaid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Why am I receiving these materials?

The Board is soliciting proxies for the Annual Meeting. The Notice, containing instructions on how to access a proxy card, this Proxy Statement and our Annual Report are being mailed on or about April 22, 2019 to shareholders as of the Record Date.

Where and When is the Annual Meeting?

We will hold the Annual Meeting via a live webcast on Monday, June 3, 2019 at 9:00 a.m., Eastern Standard Time, at www.virtualshareholdermeeting.com/IEA2019, where shareholders will be able to participate in the meeting live, submit questions and vote online. You will need the 16-digit control number provided on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

What am I being asked to vote on at the Annual Meeting?

We are asking our shareholders to consider the following proposals:

•	To elect John Paul Roehm, Terence Montgomery and John Eber as Class II directors to serve for a term to expire at the 2022 Annual Meeting of Shareholders;

•	To ratify the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2019;

•	To approve the amendment and restatement of the 2018 IEA Equity Incentive Plan; and

•	To transact any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.

How does the Board of Directors recommend I vote on these proposals?

The Board of Directors recommends a vote:

•	“FOR” the election of the Class II directors, Messrs. Roehm, Montgomery and Eber;

•	“FOR” the ratification of the appointment of Deloitte; and

•	“FOR” the approval to amend and restate the 2018 IEA Equity Incentive Plan.

How can I attend the Annual Meeting?

The Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted through a live webcast. There will be no physical meeting location. You are entitled to participate in the Annual Meeting only if you were a shareholder as of the close of business on the Record Date or if you hold a valid proxy. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/IEA2019. You also will be able to vote your shares online during the Annual Meeting.
To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, on your proxy card, or on the instructions that accompanied your proxy materials. Instructions on how to attend and participate in our online meeting, including how to demonstrate proof of share ownership, are posted on the meeting website.
The meeting will begin promptly at 9:00 a.m., Eastern Standard Time. We encourage you to access the meeting prior to the start time. Online access to the meeting will open at 8:45 a.m., Eastern Standard Time.
Why is the Annual Meeting virtual?
We are excited to embrace the latest technology to provide ease of access, real-time communication and cost savings for our shareholders and the Company. Hosting a virtual meeting will facilitate shareholder attendance and participation by enabling shareholders to participate from around the world.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?
We are taking advantage of the SEC rules that allow us to furnish our proxy materials over the Internet. As a result, most of our shareholders will be mailed a Notice rather than a full paper set of the proxy materials. The Notice includes information on how to access the proxy materials via the Internet as well as how to vote via the Internet. We believe this method of delivery will decrease printing and shipping costs, expedite distribution of proxy materials to you and reduce our impact on the environment. Shareholders who receive the Notice but would like to receive a printed copy of the proxy materials in the mail should follow the instructions in the Notice for requesting such materials.
How many votes do I have?

You have and may cast one vote for each share of common stock of the Company, par value $0.0001 (“Common Stock”) that you owned at the close of business on the Record Date. These shares include:

•	Shares registered directly in your name with Continental Stock Transfer and Trust Company, Inc. (“Continental”), our transfer agent, for which you are considered the “shareholder of record”; and

•	Shares held for you as the beneficial owner through a broker, bank or other nominee.

As of the Record Date, the Company had 22,252,489 shares of Common Stock issued and outstanding.

What is the difference between holding shares as a “shareholder of record” and as a “beneficial owner”?

If your shares are registered directly in your name with Continental, you are considered the “shareholder of record” with respect to those shares. We have sent the Notice for the Annual Meeting directly to you. As the shareholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card. Throughout this Proxy Statement, we refer to shareholders who hold their shares directly with Continental as “shareholders of record.”

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of the shares held in street name. Your broker, bank or other nominee, who is considered the shareholder of record with respect to those shares, has forwarded notice and access materials for the Annual Meeting to you. As the beneficial owner, you have the right to direct your broker or nominee on how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. If you request a printed copy of our proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use. Throughout this Proxy Statement, we refer to shareholders who hold their shares through a broker, bank or other nominee as “beneficial owners” or “street name shareholders.”

What is a proxy?

A proxy is your legal designation of another person to vote the shares of Common Stock you own. That other person is called your proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. We have designated two of our officers as proxy for the Annual Meeting to cast your vote. These officers are Gil Melman, our Vice President, General Counsel and Corporate Secretary and Andrew Layman, our Chief Financial Officer.
How do I vote?

Voting Methods for Shareholders of Record

If you are a shareholder of record, you may vote online during the Annual Meeting. Please follow the instructions provided on the Notice to log in to www.virtualshareholdermeeting.com/IEA2019. You will need the control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.
If you are a shareholder of record, you may vote by one of the following methods without attending the Annual Meeting:

•
By Internet: you may vote over the Internet at www.proxyvote.com by following the instructions on the proxy card. Internet voting facilities will be available 24 hours a day and will close at 11:59 p.m., Eastern Standard Time, on June 2, 2019.

•
By Telephone: you may vote by touch-tone telephone by calling 1-800-690-6903. Telephone voting facilities will be available 24 hours a day and will close at 11:59 p.m., Eastern Standard Time, on June 2, 2019.

•
By Mail: you may authorize your proxy by completing, signing and dating your proxy card and returning it in the reply envelope or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Voting Methods for Street Name Shareholders

If you are a street name shareholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name shareholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee.

Can I change my vote or revoke my proxy?

Yes. If you are a shareholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

•
providing written notice of revocation to the Secretary of the Company, in writing, at Infrastructure and Energy Alternatives, Inc., Attn: Secretary, 6325 Digital Way, Suite 460, Indianapolis Indiana 46278;

•	delivering a valid, later-dated proxy or a later-dated vote on the Internet or by telephone; or

•	attending the Annual Meeting and voting online during the meeting, which will automatically cancel any proxy previously given.

Please note that your participation in the Annual Meeting alone will not cause your previously granted proxy to be revoked unless you vote online during the Annual Meeting. If you wish to revoke your proxy, you must do so in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken. Shares held in street name may be voted by you online during the Annual Meeting only if you obtain a signed proxy from the record holder giving you the right to vote the shares.
What is a quorum?

A quorum of shareholders is necessary to hold a valid meeting. The presence in person or by proxy of holders representing a majority of the voting power of the Common Stock constitutes a quorum.

Your Common Stock will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the meeting shall stand adjourned to the same day in the next week at the same time and place or to such other day, time and place as the directors may determine.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding Common Stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of our independent registered public accounting firm. Your broker will not have discretion to vote on the election of directors, or the approval of the amendment and restatement of the 2018 IEA Equity Incentive Plan, which are “non-routine” matters, absent direction from you.

What vote is required to approve each proposal?

To be elected to our Board, the director nominees must receive a plurality of the Common Stock votes cast by our shareholders present in person or by proxy and entitled to vote. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

The appointment of our independent registered public accounting firm will be ratified by the affirmative vote of a majority of the votes cast by the stockholders present or represented by proxy at the meeting and entitled to vote on the matter. Abstentions will not be counted as votes cast and will have no effect on this proposal.

The approval of the amendment and restatement of the 2018 IEA Equity Incentive plan requires the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote on the matter. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on this proposal.

Who will count the vote?

A representative of Broadridge will tabulate the votes.

Is my vote confidential?

Yes. The Company encourages shareholder participation in corporate governance by ensuring the confidentiality of shareholder votes. The Company has designated Broadridge, to receive and tabulate shareholder votes. Your vote on any particular proposal will be kept confidential and will not be disclosed to the Company or any of its officers or employees except (i) where disclosure is required by applicable law, (ii) where disclosure of your vote is expressly requested by you or (iii) where the Company concludes in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes. However, aggregate vote totals will be disclosed to the Company from time to time and publicly announced at the Annual Meeting.

Where can I find the voting results?

The Company will announce preliminary voting results at the Annual Meeting and publish preliminary results, or final results if available, in a Current Report on Form 8‑K filed with the SEC within four business days of the Annual Meeting.

Who pays for proxy solicitation?

We will pay the cost of soliciting proxies for the Annual Meeting. We will reimburse brokers, fiduciaries, custodians and other nominees for their costs in forwarding proxy materials to beneficial owners of our Common Stock. Other proxy solicitation expenses that we will pay include those for preparation, mailing, returning and tabulating the proxies. Our directors and officers may solicit proxies by telephone, electronic transmission and personally. Our directors and officers will not receive any special compensation for such services.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

The Board has nominated Messrs. Roehm, Montgomery and Eber to stand for election as Class II Directors to hold office until the 2022 Annual Meeting of Shareholders or until their respective successors are elected and qualified or their earlier death, resignation, removal or retirement. The Class II director nominees are incumbent directors. The Company has no reason to believe that any of these nominees will refuse or be unable to serve as a director if elected; however, if any of the nominees refuses or is unable to serve, each proxy that does not direct otherwise will be voted for a substitute nominee designated by the Board.

Required Vote

To be elected to our Board, the director nominees must receive a plurality of the Common Stock votes cast by our shareholders present in person or by proxy and entitled to vote. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

The Board recommends that you vote “FOR” the election of each of the nominees named above. Unless otherwise indicated, all proxies will be voted “FOR” the election of each of the nominees named above for election as a Class II Director.

DIRECTORS AND DIRECTOR NOMINEES

The Board is composed of eight directors elected in three classes, with two Class I Directors, three Class II Directors and three Class III Directors, with only one class of directors being elected in each year. The terms of the classes are staggered so that the term of only one class terminates each year. The terms of the current Class III Directors will expire at the 2020 Annual Meeting of Shareholders and the terms of the current Class I Directors expire at the 2021 Annual Meeting of Shareholders. If elected, the nominees for Class II Directors will serve until the 2022 Annual Meeting of Shareholders. Additional background information regarding the nominees for election and our continuing directors are provided below.

Class I Directors

Mohsin Y. Meghji, 54, has served as Chairman of the Board of directors and as a director of the Company since the closing of the Merger, and served as Chairman of the Board of Directors and Chief Executive Officer of M III from its inception until the closing of the Merger. Mr. Meghji has also been the Managing Partner of M-III Partners, LP (or, M-III Partners, LLP, its predecessor) since February 2014. Mr. Meghji’s career of more than 25 years has focused primarily on identifying the financial, operational and strategic changes needed to maximize value in companies at inflection points in their growth trajectories and working with the relevant constituencies to implement those changes. Mr. Meghji has accomplished this through management and advisory roles in partnership with some of the world’s leading financial institutions, private equity funds and hedge funds. Mr. Meghji’s most recent corporate role was as Executive Vice President and Head of Strategy at Springleaf, as well as Chief Executive Officer of its captive insurance companies, from January 2012 to February 2014. Springleaf was listed on the NYSE in late 2013. Prior to Springleaf, Mr. Meghji served as a Senior Managing Director at C-III Capital Partners, LLC, a real-estate focused merchant banking firm, from October to December 2011. Mr. Meghji co-founded Loughlin Meghji + Company, a privately-held financial advisory firm that became one of the leading restructuring boutiques in the United States and served as a Principal and Managing Director there from February 2002 to October 2011. Earlier in his career, Mr. Meghji was with Arthur Andersen & Co. from 1987 to 2002 in the firm’s London, Toronto and New York offices, ultimately serving as a Partner in the Global Corporate Finance group. In Mr. Meghji’s capacity as a restructuring and financial advisory professional, he has periodically served as Chief Restructuring Officer (or in an analogous position) of companies that elected to utilize bankruptcy proceedings as a part of their financial restructuring process and, as such, he served as an executive officer of various companies which filed bankruptcy petitions under federal law, including Real Alloy Intermediate Holding, LLC in 2017 and Sears Holdings Corporation in 2018. Mr. Meghji also has periodically served as an independent director of companies that have similarly elected to utilize bankruptcy proceedings, including Philadelphia Energy Solutions Refining and Marketing LLC from August 2017 through August 2018 and Toys “R” Us since September 2017. He also has served as an independent director of Specialty Retail Shops Holding Corp. since January 2018. Mr. Meghji is a director of the Equity Group International Foundation, which provides funding for underprivileged high potential students in Kenya. Previously, Mr. Meghji served on the Board of HealthRight International from 2004 to 2012 and the Children’s Museum of Manhattan from 2013 to 2018. Mr. Meghji is a graduate of the Schulich School of Business, York University, Canada and has taken executive courses at the INSEAD School of Business in France. Mr. Meghji has previously qualified as a U.K. and Canadian Chartered Accountant as well as a U.S. Certified Turnaround Professional. Mr. Meghji is qualified to serve as a member of the Board due to his extensive experience in business, finance and operations.

Ian Schapiro, 62, has served as a director since the closing of the Merger, and is a managing director and the portfolio manager for Oaktree’s GFI Energy Group, which executes the Power Opportunities investment strategy. Additionally, he leads and is a co-portfolio manager of the firm’s Infrastructure Investing strategy following Oaktree’s acquisition of the Highstar Capital team. Mr. Schapiro co-founded GFI Energy Ventures, the predecessor to the GFI Energy Group, which became part of Oaktree in 2009. He presently serves on the boards of Footprint Power SH DevCo GP LLC, Sachs Electric Company, Remedial Construction Services (RECON), Kirlin Industries, Inc. and Infrastructure and Energy Alternatives LLC, the parent company of IEA prior to the Merger. Mr. Schapiro previously served on the boards of directors of Contract Land Staff; Solomon Holdings Corp.; Osmose Holdings, Inc.; Integrated Pipeline Services; Elgin National Industries, Inc.; NORESCO; Trans-Elect, Inc.; Smart Systems International, Inc.; LPPI Holdings LLC; UtiliQuest, LLC; Trace Technology; Xantrex Technology Inc.; InfraSource Inc.; Elgar Holdings, Inc. and Cherokee International Corporation. Prior to founding GFI Energy Ventures in 1995, Mr. Schapiro was a Partner of utility consulting firm Venture Associates and of Arthur Andersen & Co. following that firm’s acquisition of Venture Associates. Previously, Mr. Schapiro was the Chief Financial Officer of a technology company and a commercial banker focused on the energy sector. Mr. Schapiro received a Bachelor of Commerce degree from the University of Witwatersrand in South Africa and an M.B.A. from the University of Southern California. Mr. Schapiro is qualified to serve as a member of the Board because of his extensive financial expertise and long-term experience investing in and serving on the boards of companies active in the energy sector.

Class II Directors

John Paul Roehm, 43, has served as a director, and as our Chief Executive Officer and President, since the closing of the Merger. Mr. Roehm served as President and Chief Executive Officer of IEA from February 2015 through the closing of the Merger. Mr. Roehm has over 20 years of heavy civil and energy engineering and construction experience in our industry ranging from Project Superintendent, Project Engineer, Estimator, Project Manager, and VP of Business Development. He was employed for over twenty years at White Construction, Inc, an entity that IEA acquired in 2011. During the period of 2011 through early 2015, he guided IEA’s Business Development and corporate growth strategy and also served on IEA’s previous mergers and acquisitions team developing targets, performing due diligence and participating in negotiations. He served a leading role on the RMT-IEA integration team during the 2013 acquisition of RMT Inc. He pioneered IEA’s expansion into renewables, which resulted in a substantial growth of IEA. In his tenure as President and Chief Executive Officer of IEA, IEA performed at record levels of revenue and EBITDA and attained a leading market share of the wind EPC market while producing safety performance superior to IEA’s industry peers and competitors. Mr. Roehm’s holds a B.S. in Civil Engineering from the Rose-Hulman Institute of Technology. Mr. Roehm is qualified to serve as a member of the Board due to his prior long-term, senior level experience with renewable energy, and his experience in developing and implementing successful corporate growth strategies in the renewable sector.

Terence Montgomery, 55, has served as director and chairman of the Audit Committee since the closing of the Merger, and also served as the interim Chief Financial Officer of IEA from September 2014 to April 2015. In addition to IEA, Mr. Montgomery currently serves as a director and Chairman of the audit committee of MWH Constructors, NAPEC and Remedial Construction Services, L.P. (RECON) and the same position previously for Shermco Industries, Inc. His career of over 30 years has focused on leadership roles in energy, construction and manufacturing, primarily in a corporate finance capacity. Prior to joining IEA, Mr. Montgomery served as Chief Financial Officer at InfraSource Services, Inc., where he coordinated a private equity sponsored management buy-out in 2003, an initial public offering in 2004, and subsequent follow-on stock offerings and ultimately the sale of the company to Quanta Services. Previously, Mr. Montgomery served as director and Chairman of the audit committee of RSH Energy Holdings, LLC and Integrated Pipeline Services, Inc. and director of Goodcents Holdings, Inc. Earlier in his career, Mr. Montgomery served as the Director of Corporate Development at Exelon and as the Senior Vice President and Chief Financial Officer for Reading Energy. Mr. Montgomery began his career as an auditor at Ernst & Young. Mr. Montgomery holds a B.S. in Accounting from The Pennsylvania State University and is a certified public accountant and a certified information systems auditor. Mr. Montgomery is qualified to serve as a member of the Board because of his extensive financial expertise and experience in energy, construction and manufacturing.

John Eber, 68, has served as a director since September 2018. Mr. Eber is a recognized leader in the renewable energy investment sector, ranked fourth on the global “Top 100 Power People of 2017” list. He retired in April 2018, from his 30-year career at JPM Capital Corporation (a subsidiary of J.P. Morgan) as CEO/President. He also currently serves as a Senior Advisor to Blackstone and previously has served on the AWEA board of directors from 2007 to May of 2018 and the ACORE board of directors for a portion of 2018. Throughout his tenure at JPM, Mr. Eber gained immeasurable experience in all aspects of team management, financial controls, and the renewable energy industry—and more specifically, investment analysis, capital raising, deal origination, project financing, and project development. Mr. Eber holds a Bachelor of Science in Economics from Bradley University - Foster College of Business and an MBA in Finance from DePaul University - Charles H. Kellstadt Graduate School of Business. Mr. Eber is qualified to serve as a member of the Board because of his wealth of expertise in risk management, personnel performance and development, and tax equity investments, which enables a deep understanding of business opportunities that attract developers, financial investors, and their investment/credit committees.

Class III Directors

Peter Jonna, 33, has served as a director since the closing of the Merger. Mr. Jonna also serves as a Senior Vice President of Oaktree Capital’s GFI Energy Group, which he joined in April 2013, and is responsible for sourcing, executing and overseeing control investments in leading companies in the energy and utility sectors. Mr. Jonna currently serves on the boards of Shoals Technologies, MaxGen Energy Services, Array Technologies, and IEA. Prior to joining Oaktree, he was an investment analyst in the Americas investment team of the UBS Infrastructure Asset Management strategy, investing directly in energy, power and transportation infrastructure assets. Mr. Jonna earned an M.S. in civil engineering from Stanford University and a B.S. in civil engineering from the University of California, Los Angeles. Mr. Jonna is qualified to serve as a member of the Board because of his broad business and financial background in sourcing and investing in the energy and utility sectors and his position as a board member on multiple other companies active in the energy and utility sectors.

Derek Glanvill, 57, has served as a director since the closing of the Merger. Mr. Glanvill has been a Senior Advisor to Oaktree’s GFI Energy Group since April 2015 and he currently serves as the Executive Chairman of certain of its Engineering & Construction portfolio companies, including Remedial Construction Services, L.P. (RECON) and Sachs Electric, as well as a consultant to IEA. Prior to joining Oaktree, Mr. Glanvill served as President and Chief Operating Officer of McCarthy Holdings, where he spent more than 20 years creating and expanding high-margin businesses. Mr. Glanvill currently serves on the boards of Black & Veatch, DPR Construction, Mestek Inc. and OmegaFlex. Previously, Mr. Glanvill was senior executive at Sverdrup (now Jacobs Engineering) as well as President of a subsidiary of an international construction conglomerate based in South Africa. Mr. Glanvill received a B.S. in civil and structural engineering from the University of Natal in South Africa. Mr. Glanvill is qualified to serve as a member of the Board because of his business strategy experience as a senior level executive and his service as a board member for other companies in the energy and construction sector.

Charles Garner, 56, has served as director since September 2018 (and from March 2018 to May 2018), and as Managing Director and General Counsel of M-III Partners, LP since April 2015. Previously, Mr. Garner was the founder and Managing Director of Long Mountain Advisers, LLC, a financial advisory firm, from April 2014 to April 2015. Prior to that, Mr. Garner served in an of counsel capacity with Duval & Stachenfeld LLP from May 2011 to May 2014. Mr. Garner began his career at Simpson Thacher & Bartlett LLP, where he remained through partnership in the Corporate/Banking group. Mr. Garner also has served as Executive Vice President or IDT Corp. (NYSE: IDT) and as Chief Executive Officer of its IDT Ventures division, as well as Executive Managing Director of Island Capital Group, LLC. Mr. Garner holds a B.A. in Urban Studies and Political Science from the University of Pennsylvania and a J.D. from the New York University School of Law. Mr. Garner is qualified to serve as a member of the Board because of his extensive expertise in corporate strategy, investment and the legal sector.

COMMITTEES AND CORPORATE GOVERNANCE

Director Independence

The Board is composed of a majority of directors who satisfy the criteria for independence within the meaning of Rule 5605(a)(2) of The NASDAQ Stock Market LLC (“NASDAQ”). In determining independence, the Board affirmatively determined, among other items, whether the directors had any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Applying these independence standards, the Board determined that Messrs. Meghji, Schapiro, Montgomery, Eber, Jonna, Glanvill and Garner are all independent directors.

Committees of the Board of Directors

The Board has a standing Audit Committee, Compensation Committee, Nominating and Governance Committee, Investment Committee and Bid Review Committee. Each of the committees report to the Board as they deem appropriate and as the Board may request. The composition, duties and responsibilities of these committees are set forth below.

Audit Committee

The Audit Committee of the Board is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee is responsible for, among other matters: (i) reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the Board whether the audited financial statements should be included in our Form 10-K; (ii) discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements; (iii) discussing with management major risk assessment and risk management policies; (iv) monitoring the independence of the independent auditor; (v) verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law; (vi) reviewing and approving all related-party transactions; (vii) inquiring and discussing with management our compliance with applicable laws and regulations; (viii) pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed; (ix) appointing or replacing the independent auditor; (x) determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and (xi) establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports that raise material issues regarding our financial statements or accounting policies. The Audit Committee consists of Messrs. Montgomery (chair), Meghji, and Garner. The Board has determined that Messrs. Montgomery, Meghji and Garner qualify as independent directors according to the rules and regulations of the NASDAQ and SEC with respect to audit committee membership. The Board has also determined that Mr. Montgomery qualifies as an “audit committee financial expert,” as such term is defined in Item 401(h) of Regulation S‑K (“Regulation S-K”) promulgated under Exchange Act.

Our Board has adopted a written charter for the Audit Committee, which is available on the Investors page of our corporate website at ir.iea.net/corporate-governance.

Compensation Committee

The Compensation Committee is responsible for, among other matters: (i) reviewing key employee compensation goals, policies, plans and programs; (ii) reviewing and approving the compensation of our directors, Chief Executive Officer and other executive officers; (iii) reviewing and approving employment agreements and other similar arrangements between us and our executive officers; and (iv) administering our stock plans and other incentive compensation plans.
The Compensation Committee may form and delegate some or all of its authority to subcommittees when it deems appropriate. Meetings may, at the discretion of the Compensation Committee, include members of the Company’s management, other members of the Board, consultants or advisors, and such other persons as the Compensation Committee or its chairperson may determine in an informational or advisory capacity.

Our President and Chief Executive Officer annually reviews the competitive pay position and the performance of each member of senior management other than himself. Our Chief Executive Officer’s conclusions and recommendations, including those for base salary adjustments and award amounts for the current year, are presented to the Compensation Committee. The Compensation Committee makes all compensation decisions and approves all share-based awards for the Named Executive

Officers. The Compensation Committee may exercise its discretion in modifying any compensation adjustment or awards to any executive officer, including reducing or increasing the payment amount for one or more components of such awards.

Our Compensation Committee annually considers the performance of our Chief Executive Officer. The Compensation Committee determines all components of our Chief Executive Officer’s compensation and meets outside the presence of all of our executive officers to consider appropriate compensation for our Chief Executive Officer.

The Compensation Committee has the sole authority to retain, amend the engagement with, and terminate any compensation consultant to be used to assist in the evaluation of director, Chief Executive Officer or officer compensation, including employment contracts and change in control provisions. The Compensation Committee has sole authority to approve any consultant’s fees and other retention terms and has authority to cause the Company to pay the fees and expenses of such consultants. As of the date of this Proxy Statement we have not engaged any compensation consultant.

The Compensation Committee consists of Messrs. Meghji (chair) and Schapiro. The Board has determined that Messrs. Meghji (chair) and Schapiro qualify as independent directors according to the rules and regulations of NASDAQ and the SEC with respect to compensation committee membership.
Our Board has adopted a written charter for the Compensation Committee, which is available on the Investors page of our corporate website at ir.iea.net/corporate-governance.
Compensation Committee Interlocks and Insider Participation
For fiscal 2018, our Board made all compensation decisions. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for, among other matters: (i) identifying individuals qualified to become members of our Board, consistent with criteria approved by our Board; (ii) overseeing the organization of our Board to discharge the Board’s duties and responsibilities properly and efficiently; (iii) identifying best practices and recommending corporate governance principles; and (iv) developing and recommending to our Board a set of corporate governance guidelines and principles applicable to us.

The Nominating and Governance Committee relies on any source available for the identification and recommendation of candidates, including current directors and officers and shareholders. The Nominating and Governance Committee does not have a policy regarding the consideration of nominees recommended by shareholders, because the Nominating and Governance Committee will evaluate director nominees proposed by shareholders on the same basis as recommendations received from any other source. In addition, the Nominating and Governance Committee may from time to time engage a third-party search firm to identify or evaluate, or assist in identifying or evaluating potential candidates, for which the third-party search firm will be paid a fee.

The Nominating and Governance Committee has not identified specific minimum qualifications that must be met or specific qualities or skills that must be possessed for a person to be considered as a candidate for director; however, the Nominating and Governance Committee will seek to ensure that the Board is composed of individuals with knowledge and experience in many substantive areas that impact our business. The Nominating and Governance Committee review these factors, and diversity, in considering candidates for directorship.

The Nominating and Governance Committee consists of Messrs. Schapiro (chair) and Meghji, who are independent under the rules and regulations of NASDAQ. Our Board has adopted a written charter for the Nominating and Governance Committee, which is available on the Investors page of our corporate website at ir.iea.net/corporate-governance.

Investment Committee

The Investment Committee is responsible for approving the purchase, rent, license, exchange or other acquisition of any assets (including securities or the stock of any entity) or the disposition or divestiture of any assets. The Investment Committee consists of Messrs. Meghji (chair), Glanvill, Jonna, and Garner.

Bid Review Committee

The Bid Review Committee is responsible for reviewing and approving bids for engineering, construction, and procurement projects proposed by the Company to its customers. The Bid Review Committee consists of Messrs. Glanvill (chair), Eber, Garner and Montgomery.

The Board's Leadership Structure and Role in Risk Oversight

Pursuant to the Investor Rights Agreement, dated March 26, 2018, by and among the Company, M III Sponsor I LLC and the other parties thereto, the Company agreed with M III Sponsor I LLC that, (i) during Mr. Meghji’s term as a director, for so long as M III Sponsor I LLC and certain of its transferees, directly or indirectly, beneficially owns any common stock, and (ii) thereafter, for so long as the M III Sponsor I LLC has the right to designate any designees pursuant to the Investor Rights Agreement, Mr. Meghji shall be the Chairman of the Board. The Board believes that the separation of the roles of Chairman and Chief Executive Officer best serves the interests of shareholders because it allows our Chief Executive Officer to focus primarily on our business strategy and operations and most effectively leverages the experience of the Chairman. It also enhances the Board’s independent oversight of our senior management team and enables better communications and relations between the Board, the Chief Executive Officer and other senior management. In that regard, our independent Chairman presides over the executive sessions of the non-management and independent directors of the Board.

Consistent with its responsibility for oversight of the Company, the Board, among other things, oversees risk management of the Company’s business affairs directly and through the committee structure that it has established.

The Board’s role in the Company’s risk oversight process includes regular reports from senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks. The full Board (or the appropriate committee) receives these reports from management to identify and discuss such risks. The Board periodically reviews with management its strategies, techniques, policies and procedures designed to manage these risks. Under the overall supervision of the Board, management has implemented a variety of processes, procedures and controls to address these risks.

The Board requires management to report to the full Board on a variety of matters at regular meetings of the Board and on an as-needed basis, including the performance and operations of the Company and other matters relating to risk management. The Audit Committee also receives regular reports from the Company’s independent registered public accounting firm on internal control and financial reporting matters. These reviews are conducted in conjunction with the Board’s risk oversight function and enable the Board to review and assess any material risks facing the Company.

Board Participation
The Board of Directors held a total of three meetings in 2018. The Compensation Committee held a total of one meeting in 2018. The Audit Committee held a total of six meetings in 2018. The Nominating and Governance Committee held one meeting in 2018. All of the directors attended at least 75% of the aggregate of the total meetings of the Board of Directors and any committees on which they served during 2018.

Director’s Attendance at the Annual Meeting

The Company invites members of the Board to participate in its annual meetings of shareholders and requires that they make every effort to attend the annual meetings absent an unavoidable and irreconcilable conflict.

Code of Ethics

We have adopted a Code of Ethics applicable to our directors, executive officers and employees that complies with the rules and regulations of the NASDAQ. The Code of Ethics codifies the business and ethical principles that govern all aspects of our business. A copy of the Code of Ethics is available on the Investors page of our corporate website at ir.iea.net/corporate-governance.

Communications with the Board of Directors

Interested parties wishing to communicate with the Board, a committee of the Board, or with an individual member or members of the Board may do so by writing to the Board or to the particular member or members of the Board, and mailing the correspondence to Infrastructure and Energy Alternatives, Inc., 6325 Digital Way, Suite 460, Indianapolis, IN 46278. Each communication should set forth (i) the name and address of the shareholder as it appears in our register, and if the shares of Common Stock are held by a nominee, the name and address of the beneficial owner of such shares, and (ii) the number of shares of Common Stock that are owned of record by the record holder and beneficially by the beneficial owner.

PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte, an independent registered public accounting firm, to audit our consolidated financial statements for our fiscal year ending December 31, 2019, and recommends that shareholders vote in favor of the ratification of such appointment at the Annual Meeting.
The Audit Committee is submitting the appointment of Deloitte to our shareholders because we value our shareholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection.
Notwithstanding the appointment of Deloitte and even if our shareholders ratify the appointment, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interests of the Company and its shareholders.
We anticipate that representatives of Deloitte will participate in the Annual Meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.
Change in Auditors

As previously disclosed, on April 19, 2018, the Company dismissed Crowe LLP (“Crowe”) as the Company’s independent registered public accounting firm and engaged Deloitte as the Company’s independent registered public accounting firm for the Company’s fiscal year ended December 31, 2018, effective immediately.  The change in the Company’s independent auditor was approved by the Audit Committee.
Crowe’s audit reports on the IEA Energy Services, LLC consolidated financial statements as of and for the fiscal years ended December 31, 2017 and 2016 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During the fiscal years ended December 31, 2017, and 2016, and the subsequent interim periods through April 19, 2018, there were (i) no disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Crowe on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Crowe’s satisfaction, would have caused Crowe to make reference thereto in their reports on the financial statements for such years, and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K, except that Crowe advised the Company of the existence of material weaknesses as of December 31, 2017 and 2016, respectively, relating to the Company not yet developing an entity level and financial reporting control environment that is designed with appropriate precision, including (i) accounting personnel with an appropriate level of accounting knowledge, experience, and training commensurate with complex accounting issues and financial reporting requirements, (ii) adequate procedures to prepare, document and review areas of significant judgments and accounting estimates, revenue recognition, and accruals, and (iii) timely and systematic review by management of journal entries.
The Audit Committee discussed the subject matter of the foregoing material weakness with Crowe, and we have authorized Crowe to respond fully to any inquiries concerning such matters made by Deloitte. Management has concluded that the previously disclosed material weaknesses were remediated as of December 31, 2018. Please see “Item 9A. Controls and Procedures-Remediation of Prior Material Weakness” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.
During the fiscal years ended December 31, 2017 and 2016, and the subsequent interim periods through April 19, 2018, neither the Company nor anyone acting on its behalf consulted with Deloitte regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements or the effectiveness of internal control over financial reporting, and neither a written report or oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

On April 25, 2018, the Company filed with the SEC a Current Report on Form 8-K disclosing the appointment of Deloitte and the dismissal of Crowe. The Company provided Crowe with a copy of the disclosures in the Current Report on Form 8-K prior to filing it with the SEC and requested that Crowe furnish a letter addressed to the SEC stating whether or not it agrees with the statements made therein. A copy of Crowe’s letter dated April 23, 2018, is filed as Exhibit 16.1 to the Current Report on Form 8-K.

We have provided Crowe and Deloitte with a copy of the disclosure made above prior to the time this Proxy Statement was filed with the SEC and requested that each furnish us with a statement if it believes this disclosure to be incorrect or incomplete. Neither firm has provided us with such a statement.

Audit and Related Fees

The following table presents fees for professional audit services and other services rendered to us by Deloitte for the year ended December 31, 2018:

Type of Fees	Fiscal 2018 ($)
Audit Fees (1)	$1,000,452
Audit-Related Fees (2)	125,000
Tax Fees	—
Other Fees	—
Total audit and related fees	$1,125,452

(1)
Audit fees include (i) fees associated with the audits of the Company’s consolidated financial statements for the year ended December 31, 2018, (ii) reviews of the Company’s interim quarterly consolidated financial statements, (iii) assurance and related services that are reasonably related to the performance of the audit or review of our financial statements; and (iv) review of our other filings with the SEC, including review and preparation of registration statements, comfort letters, consents and research necessary to comply with generally accepted auditing standards for the year ended December 31, 2018.

(2)	Audit-Related fees include certain expenses related to standalone financial statement requirements and other statutory requirements.
The following table presents fees for professional audit services and other services rendered to us by Crowe for the year ended December 31, 2017:

Type of Fees	Fiscal 2017 ($)
Audit Fees (1)	$583,220
Audit-Related Fees	—
Tax Fees	—
Other Fees	—
Total audit and related fees	$583,220

(1)
Audit fees include (i) fees associated with the audits of IEA’s consolidated financial, (ii) reviews of IEA’s interim quarterly consolidated financial statements, (iii) assurance and related services that are reasonably related to the performance of the audit or review of our financial statements; and (iv) review of our other filings with the SEC, including review and preparation of registration statements, comfort letters, consents and research necessary to comply with generally accepted auditing standards for the year ended December 31, 2017.

Auditor Independence

The Audit Committee has considered whether the provision of the above-noted services is compatible with maintaining the auditor’s independence and has determined that the provision of such services has not adversely affected the auditor’s independence.

Policy and Audit Committee Pre-Approval of Audit and Permitted Non-Audit Services

The Audit Committee has established policies and procedures regarding the pre-approval of audit and other services that our independent auditor may perform for us, subject to the rules and regulations of the SEC, which provide that certain non-audit services accounting for less than five percent of the total fees paid to the independent auditor be approved by the Audit Committee retroactively. In accordance with the charter of the Audit Committee, approval can be made by the chairman of the Audit Committee (or any member of the Audit Committee if the chairman is not available) in between committee meetings and is required to disclose the pre-approved services to the Audit Committee at the next scheduled meeting.

Vote Required
The appointment of our independent registered public accounting firm will be ratified by the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote on the matter. Abstentions will not be counted as votes cast will have no effect on this proposal.

The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee operates under a written charter approved by the Board of Directors, which is available on the Investors page of our corporate website at ir.iea.net/corporate-governance. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter and the Audit Committee’s performance on an annual basis.

With respect to the Company’s financial reporting process, the management of the Company is responsible for (1) establishing and maintaining internal controls and (2) preparing the Company’s consolidated financial statements. Our 2018 independent registered public accounting firm, Deloitte, was responsible for auditing these financial statements. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare our financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the Audit Committee has:

•	reviewed and discussed the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2018 with management and Deloitte;

•
discussed with Deloitte the matters required to be discussed by the statement on Auditing Standards No. 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board; and

•
received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with Deloitte its independence.

Based on the Audit Committee’s review and discussions with management and Deloitte, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2018 as filed with the SEC.

Respectfully submitted by the members of the Audit Committee of the Board of Directors:

Terence Montgomery (Chair)
Mohsin Meghji
Charles Garner

This report of the Audit Committee is required by the SEC and, in accordance with the rules and regulations of the SEC, will not be deemed to be part of, or incorporated by reference by any general statement incorporating by reference to, this Proxy Statement into any filing under the Securities Act of 1933 as amended (the “Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

PROPOSAL NO. 3 APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2018 IEA EQUITY INCENTIVE PLAN

Background and Purpose of the Proposal

We are seeking shareholder approval of the amendment and restatement of the 2018 IEA Equity Incentive Plan (as amended and restated, the “Amended and Restated Incentive Plan”). The Amended and Restated Incentive was adopted by the Board on April 12, 2019 at the recommendation of the Compensation Committee, subject to shareholder approval.

Shareholder approval of the Amended and Restated Incentive Plan is required to increase the number of shares of Common Stock reserved under the 2018 IEA Equity Incentive Plan by 2,000,000 shares of Common Stock, from 2,157,765 shares of Common Stock to 4,157,765 shares of Common Stock (and to correspondingly increase the number of shares of Common Stock that may be delivered pursuant to incentive stock options from 2,157,765 shares of Common Stock to 4,157,765 shares of Common Stock) and to comply with NASDAQ requirements relating to shareholder approval of material amendments to compensation plans.

Material Changes to the Amended and Restated Incentive Plan

The number of shares of Common Stock that we may issue as awards has been increased by 2,000,000 shares of Common Stock, from 2,157,765 shares of Common Stock to 4,157,765 shares of Common Stock (and to correspondingly increase the number of shares of Common Stock that may be delivered pursuant to incentive stock options from 2,157,765 shares of Common Stock to 4,157,765 shares of Common Stock). We believe that this increase in shares will provide a sufficient number of shares for future grants under the Amended and Restated Incentive Plan for the next four years. The Amended and Restated Incentive Plan also includes other administrative, clarifying, and conforming changes.

Summary of the Amended and Restated Incentive Plan

A summary of the principal features of the Amended and Restated Incentive Plan is provided below but does not purport to be a complete description of all of the provisions of the Amended and Restated Incentive Plan. The summary below should be read in conjunction with, and is qualified in its entirety by reference to, the full text of the Amended and Restated Incentive Plan, which is attached to this Proxy Statement as Appendix A and incorporated by reference into this Proposal Three.

Purpose

The purpose of the Amended and Restated Incentive Plan is to further align the interests of eligible participants with those of the Company’s shareholders by providing long-term incentive compensation opportunities tied to the performance of the Company and its Common Stock. The Amended and Restated Incentive Plan is intended to advance the interests of the Company and increase shareholder value by attracting, retaining and motivating key personnel through the granting of stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards and/or other stock-based awards consistent with the terms of the Amended and Restated Incentive Plan.

Administration and Eligibility

The Compensation Committee of our Board (or subcommittee thereof, if necessary) will administer the Amended and Restated Incentive Plan. The Compensation Committee will have the authority to determine the terms and conditions of any agreements evidencing any awards granted under the Amended and Restated Incentive Plan and to adopt, alter and repeal rules, guidelines and practices relating to the Amended and Restated Incentive Plan. The Compensation Committee will have full discretion to administer and interpret the Amended and Restated Incentive Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.

Any current or prospective employees, directors, officers, consultants or advisors of the Company or its affiliates who are selected by the Compensation Committee will be eligible for awards under the Amended and Restated Incentive Plan. The Compensation Committee will have the sole and complete authority to determine who will be granted an award under the Amended and Restated Incentive Plan. As of December 31, 2018, seven non-employee directors and approximately 30 employees and other individuals who provide consulting, advisory or other similar services would be eligible to participate in the in the Amended and Restated Incentive Plan if it were in effect.

Number of Shares Authorized

The Amended and Restated Incentive Plan provides for the issuance of up to 4,157,765 shares of Common Stock. No more than 4,157,765 shares Common Stock may be issued with respect to incentive stock options under the Amended and Restated Incentive Plan. Such number includes 1,466,467 shares of Common Stock subject to awards granted or settled under the 2018 IEA Equity Incentive Plan as of April 8, 2019.

If any award granted under the Amended and Restated Incentive Plan expires, terminates, or is canceled or forfeited without being settled or exercised, or if a stock appreciation right is settled in cash or otherwise without the issuance of shares, shares of our Common Stock subject to such award will again be made available for future grants. In addition, if any shares are surrendered or tendered to pay the exercise price of an award or to satisfy withholding taxes owed, such shares will again be available for grants under the Amended and Restated Incentive Plan.

Change in Capitalization

If there is a change in our capitalization in the event of a stock or extraordinary cash dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of our Common Stock or other relevant change in capitalization or applicable law or circumstances, such that the Compensation Committee determines that an adjustment to the terms of the Amended and Restated Incentive Plan (or awards thereunder) is necessary or appropriate, then the Compensation Committee shall make adjustments in a manner that it deems equitable. Such adjustments may be to the number of shares reserved for issuance under the Amended and Restated Incentive Plan, the number of shares covered by awards then outstanding under the Amended and Restated Incentive Plan, the limitations on awards under the Amended and Restated Incentive Plan, or the exercise price of outstanding options, or such other equitable substitution or adjustments as it may determine appropriate.

Awards Available for Grant

The Compensation Committee may grant awards of non-qualified stock options, incentive (qualified) stock options, stock appreciation rights (“SARs”), restricted stock awards, restricted stock units, other stock-based awards, performance compensation awards (including cash bonus awards), other cash-based awards or any combination of the foregoing. Awards may be granted under the Amended and Restated Incentive Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines, which are referred to herein as “Substitute Awards.”

Stock Options. The Compensation Committee will be authorized to grant options to purchase shares of our Common Stock that are either “qualified,” meaning they are intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) for incentive stock options, or “non-qualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. All options granted under the Amended and Restated Incentive Plan shall be non-qualified unless the applicable award agreement expressly states that the option is intended to be an “incentive stock option.” Options granted under the Amended and Restated Incentive Plan will be subject to the terms and conditions established by the Compensation Committee. Under the terms of the Amended and Restated Incentive Plan, the exercise price of the options will not be less than the fair market value of our Common Stock at the time of grant (except with respect to Substitute Awards). Options granted under the Amended and Restated Incentive Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Compensation Committee and specified in the applicable award agreement. The maximum term of an option granted under the Amended and Restated Incentive Plan will be ten years from the date of grant (or five years in the case of a qualified option granted to a 10% stockholder), provided that if the term of a non-qualified option would expire at a time when trading in the shares of our Common Stock is prohibited by the Company's insider trading policy, the option’s term shall be extended automatically until the 30th day following the expiration of such prohibition (as long as such extension shall not violate Section 409A of the Code). Payment in respect of the exercise of an option may be made in cash, by check, by cash equivalent and/or by delivery of shares of our Common Stock valued at the fair market value at the time the option is exercised, provided that such shares are not subject to any pledge or other security interest, or by such other method as the Compensation Committee may permit in its sole discretion, including (i) by delivery of other property having a fair market value equal to the exercise price and all applicable required withholding taxes, (ii) if there is a public market for the shares of our Common Stock at such time, by means of a broker-assisted cashless exercise mechanism or (iii) by means of a “net exercise” procedure effected by withholding the number of shares otherwise deliverable in respect of an option that are needed to pay the exercise price and all applicable required withholding taxes. Any fractional shares of Common Stock will be settled in cash.

Stock Appreciation Rights. The Compensation Committee will be authorized to award SARs under the Amended and Restated Incentive Plan. SARs will be subject to the terms and conditions established by the Compensation Committee. A SAR is a contractual right that allows a participant to receive, in the form of either cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. An option granted under the Amended and Restated Incentive Plan may include SARs, and SARs may also be awarded to a participant independent of the grant of an option. SARs granted in connection with an option shall be subject to terms similar to the option corresponding to such SARs, including with respect to vesting and expiration. Except as otherwise provided by the Compensation Committee (in the case of Substitute Awards or SARs granted in tandem with previously granted options), the strike price per share of our Common Stock underlying each SAR shall not be less than 100% of the fair market value of such share, determined as of the date of grant and the maximum term of a SAR granted under the Amended and Restated Incentive Plan will be ten years from the date of grant. The remaining terms of each grant of SARs shall be established by the Compensation Committee and reflected in the award agreement.

Restricted Stock. The Compensation Committee will be authorized to grant restricted stock under the Amended and Restated Incentive Plan, which will be subject to the terms and conditions established by the Compensation Committee. Restricted stock is Common Stock that is generally non-transferable and is subject to other restrictions determined by the Compensation Committee for a specified period. Any accumulated dividends will be payable at the same time that the underlying restricted stock vests.

Restricted Stock Unit Awards. The Compensation Committee will be authorized to grant restricted stock unit awards, which will be subject to the terms and conditions established by the Compensation Committee. A restricted stock unit award, once vested, may be settled in a number of shares of our Common Stock equal to the number of units earned, or in cash equal to the fair market value of the number of shares of our Common Stock, earned in respect of such restricted stock unit award of units earned, at the election of the Compensation Committee. Restricted stock units may be settled at the expiration of the period over which the units are to be earned or at a later date selected by the Compensation Committee. To the extent provided in an award agreement, the holder of outstanding restricted stock units shall be entitled to be credited with dividend equivalent payments upon the payment by us of dividends on shares of our Common Stock, either in cash or, at the sole discretion of the Compensation Committee, in shares of our Common Stock having a fair market value equal to the amount of such dividends, and interest may, at the sole discretion of the Compensation Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Compensation Committee, which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time that the underlying restricted stock units are settled.

Other Stock-Based Awards. The Compensation Committee will be authorized to grant awards of unrestricted shares of our Common Stock, rights to receive grants of awards at a future date or other awards denominated in shares of our Common Stock under such terms and conditions as the Compensation Committee may determine and as set forth in the applicable award agreement.

Effect of a Change in Control

Unless otherwise provided in an award agreement, or any applicable employment, consulting, change in control, severance or other agreement between a participant and us, in the event that a participant's employment or service is involuntarily terminated other than for cause (and other than due to death or disability) within the 12-month period following a change in control then the Compensation Committee may provide, (i) all then-outstanding options and SARs will become immediately exercisable as of such participant's date of termination with respect to all of the shares subject to such option or SAR; and/or (ii) the restricted period shall expire as of such participant's date of termination with respect to all of the then-outstanding shares of restricted stock or restricted stock units (including without limitation a waiver of any applicable performance goals); provided that, in the case of any award whose vesting or exercisability is otherwise subject to the achievement of performance conditions, the portion of such award that shall become fully vested and immediately exercisable shall be based on the assumed achievement of target performance as determined by the Compensation Committee and prorated for the number of days elapsed from the grant date of such award through the date of termination. In addition, the Compensation Committee may in its discretion and upon at least ten days' notice to the affected persons, cancel any outstanding award and pay the holders, in cash, securities or other property (including of the acquiring or successor company), or any combination thereof, the value of such awards based upon the price per share of our Common Stock received or to be received by other stockholders of the Company in the event. Notwithstanding the above, the compensation committee shall exercise such discretion over the timing or settlement of any award subject to Section 409A of the Code at the time such award is granted.

Nontransferability

Each award may be exercised during the participant's lifetime by the participant or, if permissible under applicable law, by the participant's guardian or legal representative. No award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution unless the Compensation Committee permits the award to be transferred to a permitted transferee (as defined in the Amended and Restated Incentive Plan).

Amendment

The Amended and Restated Incentive Plan will have a term of ten years. The Board may amend, suspend or terminate the Amended and Restated Incentive Plan at any time, subject to stockholder approval if necessary to comply with any tax, NASDAQ or other applicable regulatory requirement. No amendment, suspension or termination will materially and adversely affect the rights of any participant or recipient of any award without the consent of the participant or recipient.

The Compensation Committee may, to the extent consistent with the terms of any applicable award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award theretofore granted or the associated award agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any participant or any holder or beneficiary of any option theretofore granted will not to that extent be effective without the consent of the affected participant, holder or beneficiary; and provided further that, without stockholder approval, (i) no amendment or modification may reduce the option price of any option or the strike price of any SAR, (ii) the Compensation Committee may not cancel any outstanding option and replace it with a new option (with a lower exercise price) or cancel any SAR and replace it with a new SAR (with a lower strike price) or other award or cash in a manner that would be treated as a repricing (for compensation disclosure or accounting purposes) and (iii) the Compensation Committee may not take any other action considered a repricing for purposes of the stockholder approval rules of the applicable securities exchange on which our Common Stock is listed. However, stockholder approval is not required with respect to clauses (i), (ii), and (iii) above with respect to certain adjustments on changes in capitalization. In addition, none of the requirements described in the preceding clauses (i), (ii), and (iii) can be amended without the approval of our stockholders.

U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the grant, exercise and vesting of awards under the Amended and Restated Incentive Plan and the disposition of shares acquired pursuant to the exercise or settlement of such awards and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local or payroll tax considerations. This summary assumes that all awards described in the summary are exempt from, or comply with, the requirement of Section 409A of the Code. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

Stock Options

Holders of incentive stock options will generally incur no federal income tax liability at the time of grant or upon vesting or exercise of those options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before the later of two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming the holding period is satisfied, no deduction will be allowed to us for federal income tax purposes in connection with the grant or exercise of the incentive stock option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of an incentive stock option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if an incentive stock option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the incentive stock option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes.

No income will be realized by a participant upon grant or vesting of an option that does not qualify as an incentive stock option (“a non-qualified stock option”). Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise, and the participant's tax basis will equal the sum of the compensation income recognized and the exercise price. We will be able to deduct this same excess amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections. In the event of a sale of shares received upon the exercise of a non-qualified stock option, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term gain or loss if the holding period for such shares is more than one year.

SARs

No income will be realized by a participant upon grant or vesting of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock

A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture (i.e., the vesting date), the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. If the election is made, the participant will not be allowed a deduction for amounts subsequently required to be returned to us. (Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Exchange Act). We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock Units

A participant will not be subject to tax upon the grant or vesting of a restricted stock unit award. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award. We will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Effective Date; Term

The Amended and Restated Incentive Plan will become effective upon shareholder approval. No award will be granted under the Amended and Restated Incentive Plan on or after the tenth anniversary of the Amended and Restated Incentive Plan becoming effective. Any award outstanding under the Amended and Restated Incentive Plan at the time of termination will remain in effect until such award is exercised or has expired in accordance with its terms.

New Plan Benefits

The future awards, if any, that will be made to eligible individuals under the Amended and Restated Incentive Plan are subject to the discretion of the Compensation Committee and thus we cannot currently determine the benefits or amounts that may be granted or paid to participants in the future or that would have been granted or paid for the Company's last completed fiscal year under the Amended and Restated Incentive Plan, if it were in effect. Therefore, the New Plan Benefits Table is not provided.

Equity Plan Compensation Information

The following table shows information about the 2018 IEA Equity Incentive Plan as of December 31, 2018, the only plan under which our equity securities are authorized for issuance. The 2018 IEA Equity Incentive Plan was approved by our shareholders in connection with the Merger.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	(b) Weighted-average exercise price of outstanding options warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)(2)
Equity compensation plans approved by security holders	1,330,872	$10.37	826,893
Equity compensation plans not approved by security holders	—	—	—
Total	1,330,872	$10.37	826,893
(1)    This column reflects the maximum number of shares of Common Stock that may be issued under outstanding and unvested restricted stock units (“RSUS”) and stock options at December 31, 2018.
(2)    This column reflects the total number of shares Common Stock remaining available for issuance under the Incentive Plan.
As of April 8, 2019, there were 691,298 shares available for grant under the Current Plan. The Company has not issued any options or restricted stock units as part of the annual grant process for any employees in 2019.

Interest of Certain Persons in this Proposal

Our executive officers, one of which is also a director, our non-employee directors and our director nominees have an interest in the proposal to adopt Amended and Restated Incentive Plan because each is an eligible participant in awards under the Amended and Restated Incentive Plan.

Consequences of Failing to Approve the Proposal

Failure of our shareholder to approve this Proposal will not affect the rights of existing award holders under the Incentive Plan; however, we may be required to reevaluate our compensation structure.

Vote Required for Approval

The approval of the Amended and Restated Incentive Plan requires the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote on the matter. Abstentions and broker non-votes will not be counted as votes cast will have no effect on this proposal.

The Board of Directors recommends a vote FOR the approval of the Amended and Restated Incentive Plan.

EXECUTIVE OFFICERS

Below is a list of names, ages and a brief overview of the business experience of our executive officers:

Name	Age	Position/Title
John Paul Roehm	43	President and Chief Executive Officer
Andrew D. Layman	51	Chief Financial Officer
Chris Hanson	50	Executive Vice President of Wind Operations
Bharat Shah	61	Chief Accounting Officer
Brian Hummer	47	Senior Vice President, Operations
Gil Melman	53	Vice President, Corporate Secretary, General Counsel, and Chief Compliance Officer

John Paul (“JP”) Roehm. See “Directors and Director Nominees” for Mr. Roehm's biography.

Andrew D. Layman has served as Chief Financial Officer since the closing of the Merger, and served as Chief Financial Officer of IEA from April 2015 through the Merger. From December 2012 to April 2015, Mr. Layman served as CFO at Ferrovial, a “stand-alone” large, newly acquired, heavy construction and engineering services division for South America, located in Chile, which provides construction and mining services to the world’s largest mines. Mr. Layman brings over 29 years of experience in many industries, including construction, energy, mining, consumer products, manufacturing, bio-medical and automotive. As the Chief Financial Officer, he is responsible for overseeing the accounting, finance, human resource, and information technology departments of the Company. Mr. Layman began his career at PwC, where he earned his CPA. While at PwC, he managed multiple SEC reporting engagements, including the firm’s largest customer: the Ford Motor Company. He was the divisional CFO for Flextronics, overseeing a $6 billion dollar, high-growth product development and manufacturing division. He led the acquisition and integration of multiple companies in different parts of the world ranging in size from $50 million to $700 million dollars.
Chris Hanson has served as Executive Vice President of Wind Operations since the Merger, and held the same position at IEA from March 2015 through the Merger. Prior to that, Mr. Hanson served as the Senior Vice President of Operations of IEA's White Construction division since 2004. Mr. Hanson has over 26 years of construction and engineering experience in the heavy civil, energy and manufacturing markets. As the Executive Vice President of Wind Operations, he is responsible for establishing and maintaining clear business operations direction based on market research, backlog, client feedback, economic outlook, political climate, and balance sheet vitality. Prior to joining IEA, Chris served as Chief Estimator and Business Development Manager for O’Neil Brothers Construction, as well as Project Engineer and Project Manager for Kokosing Construction Co., Inc. His experience with project execution and estimating provides a solid understanding of the importance of keeping safety, quality, and cost control at the forefront of management accountability in the field.
Bharat Shah has served as Chief Accounting Officer since the closing of the Merger, and held the same position at IEA from November 2017 through the Merger. From April 2014 to October 2017, Mr. Shah served as the Corporate Controller of TerraForm Power, Inc., which owns and operates a diversified portfolio of solar and wind assets located in North America and Western Europe. Mr. Shah brings over 30 years of experiences in many industries, including energy and construction. As the Chief Accounting Officer, he is responsible for overseeing the financial reporting, tax compliance, internal audit, project controls, payroll and day-to-day accounting functions. Mr. Shah also held various executive positions at NRG Energy, Inc., managerial positions at Mastercard, Inc., Exelon Corp. and Deloitte & Touche.

Brian Hummer has served as Senior Vice President of Operations since the Merger, and held the same position at IEA from 2015 through the Merger. He has over 25 years of construction and engineering experience in the heavy civil and renewable energy markets. Since 2015 he has been responsible for various areas of the business including White Construction’s civil operations, the equipment management company, project controls, business development and estimating.  Prior to that Mr. Hummer was primarily responsible for the estimating group that was part of the growing wind business at White Construction and subsequently IEA.  In 2018, he was tasked with managing our civil and environmental business segments including our new acquisitions Saiia and the ACC Companies.  Before coming to IEA, he spent 3 years at the Walsh Group estimating large heavy civil projects.  Brian began his career at Kokosing Construction  constructing large heavy civil projects.  He graduated from the University of Illinois in Civil Engineering with a focus on geotechnical engineering and construction management in 1996 and is a professional engineer registered in Ohio.

Gil Melman has served as Vice President, Corporate Secretary, General Counsel and Chief Compliance Officer since January 2019. Prior to joining the Company, Mr. Melman served as Vice President, General Counsel and Corporate Secretary for Spark Energy, Inc. from February 2014 through December 2018. Prior to joining Spark Energy, Mr. Melman served as the General Counsel to Madagascar Oil Limited, an oil and gas exploration and production company, and acted as general counsel and in-house counsel to several energy companies and a regional private equity fund. Mr. Melman began his career practicing corporate law with the law firm of Vinson & Elkins LLP, where he represented public and private companies, investment funds and investment banking firms in mergers and acquisitions and capital markets transactions, primarily in the energy industry. Mr. Melman holds a Bachelor of Business Administration degree in Accounting from The University of Texas at Austin and a Doctor of Jurisprudence from the University of Texas at Austin School of Law.

Family Relationships

There are no family relationships between any of our executive officers or directors.

EXECUTIVE COMPENSATION

Overview

We are currently considered an emerging growth company for purposes of the SEC’s executive compensation disclosure rules. In accordance with such rules, we are permitted to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year End Table, as well as limited narrative disclosures. Further, our reporting obligations extend only to the individuals serving as our principal executive officer and our two other most highly compensated executive officers serving at the fiscal year end. For the year ended December 31, 2018, our named executive officers the (“Named Executive Officers” or “NEOs”) were John Paul Roehm, our President and Chief Executive Officer, Andrew Layman, our Chief Financial Officer, and Chris Hanson, our Executive Vice President of Wind Operations.
Summary Compensation Table

The following table presents summary information regarding the total compensation for the years ended December 31, 2018 and 2017 for the Named Executive Officers.

Name and Principal Position	Year	Salary	Stock Awards (1)	Option Awards (2)	Non-Equity Plan Compensation	All Other Compensation (3)	Total
JP Roehm, President and Chief Executive Officer	2018	$442,548	$925,140	$924,841	$—	$30,782	$2,323,311
	2017	364,167	—	—	410,478	30,961	805,606
Andrew Layman, Chief Financial Officer	2018	$340,502	$527,326	$527,163	$—	$31,761	$1,426,752
	2017	298,333	—	—	207,602	32,906	538,841
Chris Hanson, Executive Vice President of Wind Operations	2018	$321,271	$326,551	$326,444	$—	$29,199	$1,003,465
	2017	298,333	—	—	268,202	29,210	595,745

(1)
The amounts reflected in this column represent the grant date fair value of restricted stock unit awards granted to the Named Executive Officers pursuant to our Incentive Plan (as defined below), computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 718. See “Note 12. Stock-Based Compensation” to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2018 for additional detail regarding assumptions underlying the value of these equity awards.

(2)
The amounts reflected in this column represent the grant date fair value of option awards granted to the Named Executive Officers pursuant to our Incentive Plan, computed in accordance with FASB ASC Topic 718. See “Note 12. Stock-Based Compensation” to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2018 for additional detail regarding assumptions underlying the value of these equity awards.

(3)	Represents all other compensation paid to or earned by the Named Executive Officers, as provided in the chart below:

Name and Principal Position	Year	401K Company Match	Company Car (1)	Executive Life Insurance Imputed Income	2018 Employer Costs of Insurance (Liability)	Company HSA Contribution	Total
JP Roehm	2018	$11,000	$3,119	$450	$14,713	$1,500	$30,782
	2017	10,800	3,254	424	14,713	1,500	30,691
Andrew Layman	2018	9,819	4,786	943	14,713	1,500	31,761
	2017	10,800	5,082	811	14,713	1,500	32,906
Chris Hanson	2018	10,800	1,747	439	14,713	1,500	29,199
	2017	10,800	1,758	439	14,713	1,500	29,210

(1)	These amounts represent personal use of leased vehicles and car allowance.

Narrative Disclosure to the Summary Compensation Table

Our compensation policies and philosophies are designed to align compensation with business objectives and the creation of shareholder value, while also enabling us to attract, motivate and retain individuals who contribute to our long-term success. We believe our executive compensation program must be competitive in order to attract and retain executive officers. We seek to implement compensation policies and philosophies by linking a significant portion of executive officers’ cash compensation to performance objectives. The Company plans to undertake a re-evaluation of its compensation policies for fiscal 2019, which may, among other things, include hiring a third-party compensation consultant to assist in determining market compensation at peer level companies.

The Company was incorporated in the State of Delaware on August 4, 2015 under the name MIII as a SPAC formed for the purposes of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. On March 26, 2018, M III consummated the Merger pursuant to an Agreement and Plan of Merger, dated as of November 3, 2017, as amended. The following sections describe our compensation policies and elements following the Merger, as well as those existing prior to the Merger.

Compensation Following the Merger

Elements of Compensation

For periods following the Merger, the Company’s principal elements of compensation provided to the NEOs were base salaries, Incentive Plan awards, and retirement, health, welfare and additional benefits.

Salary. The Named Executive Officers receive a base salary to compensate them for services rendered to our company. The base salary payable to each Named Executive Officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, position and responsibilities.

Incentive Plan Awards. On September 14, 2018, the Company's Board granted 96,521, 55,017, and 34,069 restricted stock units (“RSUs”) to Mr. Roehm, Mr. Layman and Mr. Hanson, respectively, and 184,049, 104,908 and 64,964 options (“Options”) to Mr. Roehm, Mr. Layman and Mr. Hanson, respectively, under the 2018 IEA Equity Incentive Plan (the “Incentive Plan”). The grants were documented in RSU and Option Award Agreements, which provided for a vesting schedule and require continuing employment. The RSUs and Options vest:

•	50% after four years of continuous service from the closing date of the Merger, in equal installments of one-fourth on each of the first four anniversaries of the closing date of the Merger,

•
25% on the later of one year from the closing date of the Merger or the first date upon which the closing sale price of the Company’s Common Stock for any 20 trading days in a consecutive 30-day trading period equals or exceeds $12.00 per share, and

•
25% on the later of one year from the closing date of the Merger or the first date upon which the closing sale price of the Company’s Common Stock for any 20 trading days in a consecutive 30-day trading period equals or exceeds $14.00 per share.

2018 IEA Equity Incentive Plan
Our Board approved the Incentive Plan on February 6, 2018, which became effective upon the closing of the Merger. The purpose of the Incentive Plan is to further align the interests of eligible participants with those of the Company’s shareholders by providing long-term incentive compensation opportunities tied to the performance of the Company and its Common Stock. The 2018 Plan is intended to advance the interests of the Company and increase shareholder value by attracting, retaining and motivating key personnel through the granting of stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards and/or other stock-based awards consistent with the terms of the 2018 Plan.

The foregoing provides a description of the Incentive Plan. We are seeking shareholder approval of the Amended and Restated Incentive Plan at the Annual Meeting. For a summary of the Amended and Restated Incentive Plan, please see “Proposal Three-Approval of the Amendment and Restatement of the 2018 IEA Equity Incentive Plan.”

Administration.    The Incentive Plan is administered by the Compensation Committee, which has the authority to determine the terms and conditions of any agreements evidencing any awards granted under the Incentive Plan and to adopt, alter and repeal rules, guidelines and practices relating to the Incentive Plan. The Compensation Committee has full discretion to administer and interpret the Incentive Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.
Eligibility.    Any current or prospective employees, directors, officers, consultants or advisors of the Company or its affiliates who are selected by the Compensation Committee are eligible for awards under the Incentive Plan. The Compensation Committee has the sole and complete authority to determine who will be granted an award under the Incentive Plan.
Number of Shares Authorized.    The Incentive Plan provides for the issuance of up to 2,157,765 shares of Common Stock. No more than 2,157,765 shares of Common Stock may be issued with respect to incentive stock options under the Incentive Plan. If any award granted under the Incentive Plan expires, terminates, or is canceled or forfeited without being settled or exercised, or if a stock appreciation right is settled in cash or otherwise without the issuance of shares, shares of our Common Stock subject to such award is again available for future grants. In addition, if any shares are surrendered or tendered to pay the exercise price of an award or to satisfy withholding taxes owed, such shares are again available for grants under the Incentive Plan.
Change in Capitalization.    If there is a change in our capitalization in the event of a stock or extraordinary cash dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of our Common Stock or other relevant change in capitalization or applicable law or circumstances, such that the Compensation Committee determines that an adjustment to the terms of the Incentive Plan (or awards thereunder) is necessary or appropriate, then the Compensation Committee shall make adjustments in a manner that it deems equitable. Such adjustments may be to the number of shares reserved for issuance under the Incentive Plan, the number of shares covered by awards then outstanding under the Incentive Plan, the limitations on awards under the Incentive Plan, or the exercise price of outstanding options, or such other equitable substitution or adjustments as it may determine appropriate.
Awards Available for Grant.    The Compensation Committee may grant awards of non-qualified stock options, incentive (qualified) stock options, stock appreciation rights (“SARs”), restricted stock awards, restricted stock units, other stock-based awards, performance compensation awards (including cash bonus awards), other cash-based awards or any combination of the foregoing. Awards may be granted under the Incentive Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines, which are referred to herein as “Substitute Awards.”
Stock Options.    The Compensation Committee is authorized to grant options to purchase shares of our Common Stock that are either “qualified,” meaning they are intended to satisfy the requirements of Section 422 of the Code for incentive stock options, or “non-qualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. All options granted under the Incentive Plan shall be non-qualified unless the applicable award agreement expressly states that the option is intended to be an “incentive stock option”. Options granted under the Incentive Plan will be subject to the terms and conditions established by the Compensation Committee. Under the terms of the Incentive Plan, the exercise price of the options will not be less than the fair market value of our Common Stock at the time of grant (except with respect to Substitute Awards). Options granted under the Incentive Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Compensation Committee and specified in the applicable award agreement. The maximum term of an option granted under the Incentive Plan will be ten years from the date of grant (or five years in the case of a qualified option granted to a 10% stockholder), provided that if the term of a non-qualified option would expire at a time when trading in the shares of our Common Stock is prohibited by the Company’s insider trading policy, the option’s term shall be extended automatically until the 30th day following the expiration of such prohibition (as long as such extension shall not violate Section 409A of the Code). Payment in respect of the exercise of an option may be made in cash, by check, by cash equivalent and/or by delivery of shares of our Common Stock valued at the fair market value at the time the option is exercised, provided that such shares are not subject to any pledge or other security interest, or by such other method as the Compensation Committee may permit in its sole discretion, including (i) by delivery of other property having a fair market value equal to the exercise price and all applicable required withholding taxes, (ii) if there is a public market for the shares of our Common Stock at such time, by means of a broker-assisted cashless exercise mechanism or (iii) by means of a “net exercise” procedure effected by withholding the number of shares otherwise deliverable in respect of an option that are needed to pay the exercise price and all applicable required withholding taxes. Any fractional shares of Common Stock will be settled in cash.
Stock Appreciation Rights.    The Compensation Committee is authorized to award SARs under the Incentive Plan. SARs will be subject to the terms and conditions established by the Compensation Committee. A SAR is a contractual right that allows a participant to receive, in the form of either cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. An option granted under the Incentive Plan may include SARs, and SARs may also be awarded to a participant independent of the grant of an option. SARs granted in connection with an option shall be subject to terms similar to the option corresponding to such SARs, including with respect to vesting and expiration. Except as otherwise provided by the Compensation Committee (in the case of Substitute Awards or SARs granted in tandem with previously granted options), the strike price per share of our Common Stock underlying each SAR shall not be less than 100% of the fair market value of such share, determined as of the date of grant and the maximum term of a SAR granted under the Incentive Plan will be ten years from the date of grant. The remaining terms of each grant of SARs shall be established by the Compensation Committee and reflected in the award agreement.
Restricted Stock.   The Compensation Committee is authorized to grant restricted stock under the Incentive Plan, which will be subject to the terms and conditions established by the Compensation Committee. Restricted stock is Common Stock that is generally non-transferable and is subject to other restrictions determined by the Compensation Committee for a specified period. Any accumulated dividends will be payable at the same time that the underlying restricted stock vests.
Restricted Stock Unit Awards.  The Compensation Committee is authorized to grant restricted stock unit awards, which will be subject to the terms and conditions established by the Compensation Committee. A restricted stock unit award, once vested, may be settled in a number of shares of our Common Stock equal to the number of units earned, or in cash equal to the fair market value of the number of shares of our Common Stock, earned in respect of such restricted stock unit award of units earned, at the election of the Compensation Committee. Restricted stock units may be settled at the expiration of the period over which the units are to be earned or at a later date selected by the Compensation Committee. To the extent provided in an award agreement, the holder of outstanding restricted stock units shall be entitled to be credited with dividend equivalent payments upon the payment by us of dividends on shares of our Common Stock, either in cash or, at the sole discretion of the Compensation Committee, in shares of our Common Stock having a fair market value equal to the amount of such dividends, and interest may, at the sole discretion of the Compensation Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Compensation Committee, which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time that the underlying restricted stock units are settled.
Other Stock-Based Awards.  The Compensation Committee is authorized to grant awards of unrestricted shares of our Common Stock, rights to receive grants of awards at a future date or other awards denominated in shares of our Common Stock under such terms and conditions as the Compensation Committee may determine and as set forth in the applicable award agreement.
Effect of a Change in Control.    Unless otherwise provided in an award agreement, or any applicable employment, consulting, change in control, severance or other agreement between a participant and us, in the event that a participant’s employment or service is involuntarily terminated other than for cause (and other than due to death or disability) within the 12-month period following a change in control then the Compensation Committee may provide, (i) all then-outstanding options and SARs will become immediately exercisable as of such participant's date of termination with respect to all of the shares subject to such option or SAR; and/or (ii) the restricted period shall expire as of such participant’s date of termination with respect to all of the then-outstanding shares of restricted stock or restricted stock units (including without limitation a waiver of any applicable performance goals); provided that, in the case of any award whose vesting or exercisability is otherwise subject to the achievement of performance conditions, the portion of such award that shall become fully vested and immediately exercisable shall be based on the assumed achievement of target performance as determined by the Compensation Committee and prorated for the number of days elapsed from the grant date of such award through the date of termination. In addition, the Compensation Committee may in its discretion and upon at least ten days’ notice to the affected persons, cancel any outstanding award and pay the holders, in cash, securities or other property (including of the acquiring or successor company), or any combination thereof, the value of such awards based upon the price per share of our Common Stock received or to be received by other shareholders of the Company in the event. Notwithstanding the above, the Compensation Committee shall exercise such discretion over the timing or settlement of any award subject to Section 409A of the Code at the time such award is granted.
Nontransferability.    Each award may be exercised during the participant’s lifetime by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative. No award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution unless the Compensation Committee permits the award to be transferred to a permitted transferee (as defined in the Incentive Plan).
Amendment.    The Incentive Plan has a term of ten years. The Board may amend, suspend or terminate the Incentive Plan at any time, subject to shareholder approval if necessary to comply with any tax, NASDAQ or other applicable regulatory requirement. No amendment, suspension or termination will materially and adversely affect the rights of any participant or recipient of any award without the consent of the participant or recipient. The Compensation Committee may, to the extent consistent with the terms of any applicable award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award theretofore granted or the associated award agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any participant or any holder or beneficiary of any option theretofore granted will not to that extent be effective without the consent of the affected participant, holder or beneficiary; and provided further that, without shareholder approval, (i) no amendment or modification may reduce the option price of any option or the strike price of any SAR, (ii) the Compensation Committee may not cancel any outstanding option and replace it with a new option (with a lower exercise price) or cancel any SAR and replace it with a new SAR (with a lower strike price) or other award or cash in a manner that would be treated as a repricing (for compensation disclosure or accounting purposes) and (iii) the Compensation Committee may not take any other action considered a repricing for purposes of the shareholder approval rules of the applicable securities exchange on which our Common Stock is listed. However, shareholder approval is not required with respect to clauses (i), (ii), and (iii) above with respect to certain adjustments on changes in capitalization. In addition, none of the requirements described in the preceding clauses (i), (ii), and (iii) can be amended without the approval of our shareholders.

2018 Employment Agreements

The Company entered into employment agreements in March 2018 with the Named Executive Officers, which agreements superseded in their entirety the previous employment agreements. Pursuant to the new employment agreements, Messrs. Roehm, Layman and Hanson’s base salaries increased to $462,500, $351,500 and $326,500, respectively, effective as of the closing of the Merger. The employment agreements for Messrs. Layman and Hanson contain 18 month post-employment non-compete and non-solicit provisions and the employment agreement for Mr. Roehm contains 24 month post-employment non-compete and non-solicit provisions. These employment agreements provide that the executives will be eligible to receive grants of options to acquire Common Stock which will be subject to vesting over a four-year period, with the amount and other terms and conditions as determined by the Compensation Committee. As of January 2019, Messrs. Roehm, Layman and Hanson's base salaries increased to $550,000, $400,000 and $350,000, respectively.

If Mr. Roehm’s employment is terminated by the Company without “cause” or if he resigns for “good reason,” then he will be eligible to receive severance equal to (i) 18 months base salary plus $1,000 per month, payable over 18 months and (ii) a pro-rated bonus for the year of termination. The severance is conditioned on his executing a release of claims in favor of the Company and continued compliance with the terms of the employment agreements.

If the employment of Mr. Layman or Mr. Hanson is terminated by the Company without “cause” or if the executive resigns for “good reason,” then the executive will be eligible to receive severance equal to (i) 12 months base salary, payable over 12 months and (ii) a pro-rated bonus for the year of termination. The severance is conditioned on their execution of a release of claims in favor of the Company and continued compliance with the terms of the employment agreements.

For purposes of these employment agreements entered into in 2018, “cause” means (i) the executive’s substantial and repeated failure to perform duties as reasonably directed by the Board (not as a consequence of disability) after written notice thereof and failure to cure within 10 days; (ii) the executive’s misappropriation or fraud with regard to the Company or its affiliates or their respective assets; (iii) conviction of, or the pleading of guilty or nolo contendere to, a felony, or any other crime involving either fraud or a breach of the executive’s duty of loyalty with respect to the Company or any affiliates thereof, or any of its customers or suppliers that results in material injury to the Company or any of its affiliates; (iv) the executive’s violation of the written policies of the Company or any of its affiliates, or other misconduct in connection with the performance of his duties that in either case results in material injury to the Company or any of its affiliates, after written notice thereof and failure to cure within 10 days; or (v) the executive’s breach of any material provision of the employment agreement, including without limitation the confidentiality and non-disparagement provisions and the non-competition and non-solicitation provisions to which the executive is subject.
For purposes of these employment agreements entered into in 2018, “good reason” means the occurrence of any of the following events without executive’s prior express written consent: (i) any reduction in executive’s base salary or target bonus percentage, or any material diminution in executive’s authorities, titles or offices, or the assignment to him of duties that materially impair his ability to perform the duties normally assigned to an executive with his title of a corporation of the size and nature of the Company; (ii) any relocation of executive’s principal place of employment, to a location more than 75 miles from the executive’s principal place of employment on the date hereof; or (iii) any material breach by the Company, or any of its affiliates, of any material obligation to executive; provided however, that prior to resigning for “good reason,” executive shall give written notice to the Company of the facts and circumstances claimed to provide a basis for such resignation not more than 30 days following his knowledge of such facts and circumstances, and the Company shall have 30 days after receipt of such notice to cure such facts and circumstances.
Compensation Prior to the Merger

Elements of Compensation

For periods prior to the Merger, IEA’s principal elements of compensation provided to the NEOs were base salaries, non-equity plan compensation, incentive unit awards and retirement, health, welfare and additional benefits.

Salary. Prior to the Merger, the Named Executive Officers received a base salary to compensate them for services rendered to IEA. The base salary payable to each Named Executive Officer was intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, position and responsibilities.

Non-Equity Plan Compensation. Prior to the Merger and pursuant to the terms of their prior employment agreements with IEA, our Named Executive Officers were eligible to receive cash bonuses based the performance of IEA and its subsidiaries. Historically, the board of managers of IEA set performance targets at the beginning of each fiscal year and communicated the targets to our Named Executive Officers. IEA’s performance bonus targets were based on the achievement of adjusted EBITDA targets. Pursuant to IEA’s 2017 annual cash incentive bonus plan (the “2017 Plan”), if adjusted EBITDA was less than $32 million, then no payout would be made, unless otherwise approved by the board of managers of IEA. If adjusted EBITDA was equal to $42.4 million, then the 2017 Plan would be funded at the maximum payout as set forth in the executives’ employment agreements. In addition, the board of managers of IEA approved an additional pool whereby 10% of each dollar of adjusted EBITDA in excess of $42.4 million would be credited to the 2017 Plan (the “Incremental Pool”) and Messrs. Roehm, Layman and Hanson would be entitled to 27.5%, 20% and 20%, respectively, of the Incremental Pool. For 2017, IEA achieved adjusted EBITDA of $52.5 million and Messrs. Roehm, Layman and Hanson received cash bonuses for 2017 of $410,478, $207,602 and $268,202, respectively. Adjusted EBITDA means earnings before income, taxes, depreciation and amortization excluding any restructuring charges related to IEA’s discontinued Canadian operations or Northern Power Industries and any board related fees, bonuses, expenses or charges, and adjusted by other gains or losses from extraordinary, unusual or nonrecurring items.

Incentive Unit Awards. Prior to the Merger, Infrastructure and Energy Alternatives, LLC, the owner of IEA prior to the Merger (“IEA Parent”) granted the Named Executive Officers an interest in IEA Parent by awarding Class B Profits Units of IEA Parent (“Class B Profits Units”) pursuant to the Infrastructure and Energy Alternatives, LLC 2011 Profits Interest Unit Incentive Plan, as amended (the “Profits Interest Plan”), and the Fourth Amended and Restated Limited Liability Company Agreement of IEA Parent, dated as of February 22, 2017, as amended from time to time (the “IEA LLC Agreement”) as further described below. IEA Parent established the Profits Interest Plan to align the interests of executive officers and management investors with those of its other equity investors and to encourage executive officers and management investors to continue to operate the business in a manner that enhances equity value. The board of managers of IEA Parent, which was controlled by our principal shareholder, Oaktree Power Opportunities Fund III Delaware, L.P. (“Oaktree”), historically determined all of the components of compensation of our executive officers.

Pursuant to their prior employment agreements, Messrs. Roehm, Hanson and Layman were granted 17,530,117.47, 12,749,176.34, and 12,749,176.34 Class B Profits Units, respectively, on August 31, 2016, with 25% already vested as of the grant date and the remaining 75% vesting on a monthly basis over 48 months, commencing as of January 1, 2016, subject to continued employment on the vesting dates; provided that, 100% of the unvested profits interest will vest immediately prior to a change of control. The Merger constituted a change of control for purposes of the profits interests.

Upon termination of employment of the respective holder, the unvested Class B Profits Units would be forfeited and the vested Class B Profits Units would be subject to repurchase by IEA Parent at a price equal to the fair market value of the award on the date of repurchase. As profits interests, the Class B Profits Units are designed to have no value for tax purposes on the date of grant, but instead are designed to gain value only after IEA Parent has realized a certain level of returns for the holders of its preferred units and common units. Distributions were to be made first to holders of preferred units and common units until those holders have received a full return on their capital contributions to IEA Parent plus a specified yield calculated in accordance with the IEA LLC Agreement. Once preferred units and common unit holders have received these amounts, the holders of Class B Profits Units are generally entitled to participate in any distributions together with the holders of common units in the proportions set forth in the IEA LLC Agreement. The threshold value of each Class B Profits Unit is based on the liquidation value of the equity of IEA Parent at the date of the grant.

Following the consummation of the Merger, the Class B Profit Units of the Named Executive Officers were forfeited and the Company entered into the Incentive Plan. Consequently, as of December 31, 2018, there were no outstanding equity awards in IEA Parent held by the Named Executive Officers.
Pursuant to their prior employment agreements, the Named Executive Officers were also eligible to receive certain payments and benefits upon a termination of employment under certain circumstances.

Outstanding Equity Awards at 2018 Year End

The following table reflects information regarding outstanding options and restricted stock unit awards held by our Named Executive Officers as of December 31, 2018.

		Option Awards					Stock Awards
Name	Grant Date (1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
JP Roehm	9/14/2018	—	—	184,049	10.37	9/14/2028	—	—	96,521	790,507
Andrew Layman	9/14/2018	—	—	104,908	10.37	9/14/2028	—	—	55,017	450,589
Chris Hanson	9/14/2018	—	—	64,964	10.37	9/14/2028	—	—	34,069	279,025
(1)    For a description of the vesting terms and conditions please see “-Compensation Following the Merger-Elements of Compensation.”
(2)    Represents the market value of each award based on the closing price of $8.19 of our Common Stock on December 31, 2018.
Director Compensation
As approved by the Board, effective March 26, 2018, independent directors are paid a $125,000 retainer for serving as a director. In addition, the following payments are applicable based on participation on the following committees:

Committee	Chair	Member
Audit	$25,000	$10,000
Nominating and Governance	25,000	10,000
Compensation	25,000	10,000
Bid Review	65,000	15,000
Investment	25,000	10,000

One-half of each director’s retainer, as well as one-half of all fees earned for serving as a chair or member of a committee, is paid in the form of RSUs under the Incentive Plan. The remainder of any director fees and fees earned for serving as a chair or member of a committee is paid in cash. Directors are reimbursed for their reasonable expenses incurred to attend Board and committee meetings and in their performance of director duties. The Compensation Committee may also make discretionary awards to non-employee directors, although no awards were made during the year ended December 31, 2018. Directors who are also employees do not receive any additional compensation for their service on our Board.
The following table shows information about non-employee director compensation for the year ended December 31, 2018:

Name	Fees Earned or Paid in Cash	Stock Awards (1)(2)	All Other Compensation(3)	Total ($)
Moshin Meghji (4)	$73,125	$188,754	$—	261,879
Charles Garner (4)	71,250	—	—	71,250
Ian Schapiro	65,625	87,502	—	153,127
Peter Jonna	50,625	67,502	—	118,127
Terence Montgomery	60,000	80,622	100,000	240,622
Derek Glanvill	75,000	99,999	—	174,999
John M. Eber	19,639	37,142	—	56,781
(1)    The amounts reflected in this column represent the grant date fair value of RSUs granted to the non-employee directors representing one-half of the retainer, as well as one half of all fees for serving as a chair or member of a committee pursuant to our Incentive Plan (as defined below), computed in accordance with FASB ASC Topic 718. See “Note 12. Stock-Based Compensation” to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2018 for additional detail regarding assumptions underlying the value of these equity awards.
(2)    The following table shows, as of December 31, 2018, the aggregate number of RSUs outstanding for each non-employee director. These RSUs vested on March 31, 2019:

Name	Restricted Stock Units Outstanding at December 31, 2018
Moshin Meghji (4)	23,047
Charles Garner (4)	—
Ian Schapiro	10,684
Peter Jonna	8,242
Terence Montgomery	9,844
Derek Glanvill	12,210
John M. Eber	4,535
(3)    Mr. Montgomery received $100,000 for his service as chairman of the audit committee of IEA before the Merger, which was paid out in 2018.
(4)    RSUs granted to Mr. Garner are for the benefit of Mr. Meghji pursuant to his right to appoint a designee to the Board pursuant to the Investor Rights Agreement (as defined below) and are issued to Mr. Meghji.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Unless otherwise indicated, the following table contains information about the beneficial ownership of our Common Stock as of April 8, 2019:

•	each person, or group of persons, who beneficially owns more than 5% of our Common Stock;

•	each director, director nominee and Named Executive Officer; and

•	all directors and current executive officers as a group.

For further information regarding material transactions between us and certain of our shareholders, see “Certain Relationships and Related Party Transactions” of this Proxy Statement.

Beneficial ownership and percentage ownership are determined in accordance with the rules and regulations of the SEC and include voting or investment power with respect to our Common Stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to restrictions, options or warrants held by that person that are currently exercisable or exercisable within 60 days of April 8, 2019 are deemed outstanding. Such shares of Common Stock, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table or pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares of Common Stock set forth opposite such shareholder’s name.

Unless otherwise indicated, our calculation of the percentage of beneficial ownership is based on 22,252,489 shares of Common Stock outstanding on April 8, 2019.

Unless otherwise indicated in the footnotes, the address of each of the individuals named below is: c/o Infrastructure and Energy Alternatives, Inc., 6325 Digital Way, Suite 460, Indianapolis, Indiana 46278.

Name	Number of Shares Beneficially Owned	Percentage of Common Stock Outstanding
5% Shareholders:
IEA Parent (1)	10,313,500	46.3%
Glazer Capital, LLC (2)	1,548,987	7.0%
M III Sponsor I, LLC (3)	1,400,492	6.3%
Royce & Associates LP (4)	1,237,600	5.6%

Directors and Executive Officers:
Mohsin Y. Meghji (3)	2,211,985	9.9%
Terence R. Montgomery	31,344	*
John Eber	4,535	*
Charles Garner	—	*
Derek Glanvill	12,210	*
Peter Jonna	8,242	*
Ian Schapiro	10,684	*
JP Roehm	8,669	*
Andrew Layman	4,580	*
Chris Hanson	2,722	*
Directors and current executive officers as a group (13 persons):	2,299,133	10.3%
* Represents beneficial ownership of less than one percent (1%).

(1)
Represents 10,313,500 shares of Common Stock issued as consideration in the Merger. IEA Parent is controlled by Oaktree. The following entities may be deemed to have indirect beneficial ownership of the shares owned directly by IEA Parent: (i) Oaktree, (ii) Oaktree Fund GP, LLC (“GP LLC”), in its capacity as general partner of Oaktree, (iii) Oaktree Fund GP I, L.P. (“GP LP”), in its capacity as managing member of GP LLC, (iv) Oaktree Capital I, L.P. (“Capital I”), in its capacity as general partner of GP LP (v) OCM Holdings I, LLC (“Holdings I”), in its capacity as general partner of Capital I, (vi) Oaktree Holdings, LLC (“Holdings LLC”), in its capacity as managing member of Holdings I, (vii) Oaktree Capital Group, LLC (“OCG”), in its capacity as managing member of Holdings LLC, and (viii) Oaktree Capital Group Holdings GP, LLC (“OCGH GP”), in its capacity as manager of OCG. OCGH GP is managed by an executive committee, the members of which are Howard S. Marks, Bruce A. Karsh, Jay S. Wintrob, John B. Frank and Sheldon M. Stone. Each of Oaktree, GP LLC, GP LP, Capital I, Holdings I, Holdings LLC, OCG, OCGH GP (collectively, the “Oaktree entities”) and the individual members of OCGH GP disclaim beneficial ownership of the shares reported herein as beneficially owned by each other. The business address of IEA Parent is 11611 San Vicente Boulevard, Suite 710, Los Angeles, California 90049 and the business address of Oaktree entities is 333 S. Grand Ave., Los Angeles, CA 90071.

(2)
Based solely on a Schedule 13G/A filed with the SEC on February 14, 2018. Paul Glazer is the managing member of Glazer Capital, LLC. Mr. Glazer has voting and dispositive control with respect to the shares held by Glazer Capital, LLC. The business address for Glazer Capital, LLC is 250 W 55th Street, Suite 30A, New York, New York 10019.

(3)
Mohsin Meghji is the managing member of M III Acquisition Partners I LLC (“M III Partners”), the sole managing member of M III Sponsor I LLC. Consequently, he may be deemed the beneficial owner of the Common Stock held by M III Sponsor I LLC and has sole voting and dispositive control over such shares. Includes 1,400,492 shares of Common Stock held of record by M III Sponsor I LLC, 190,000 private warrants held of record by M III Sponsor I LLC exercisable for 95,000 shares of Common Stock, and, in the case of Mr. Meghji, 1,353,803 public warrants exercisable for 676,901 shares of Common Stock. The business address of M III Sponsor I LLC is c/o M-III Partners, LP, 130 West 42nd Street, 17th Floor, New York, New York 10036.

(4)
Based solely on a schedule 13G filed with the SEC on January 15, 2019. Mr. Daniel O’Byrne is the managing member of Royce & Associates, LP and has full authority to manage the investments of Royce & Associates, LP. The business address of Royce & Associates, LP, 7454 Fifth Avenue, New York, NY 10151.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Person Transactions

We have adopted a Related Person Transactions Policy and Procedures that sets forth our policies and procedures regarding the identification, review, consideration, approval and oversight of “related-person transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which:

•	we (including any of our subsidiaries) were, are or will be participants,

•	the amount involved exceeds $120,000, and

•	a related person has or will have a direct or indirect interest.

Various transactions are not covered by this policy, including:

•
compensation (a) to an executive officer or director of the Company if the compensation is required to be reported in the Company’s proxy statement pursuant to Item 402 of Regulation S-K or (b) to an executive officer of the Company, if such compensation would have been required to be reported under Item 402 as compensation earned for services to the Company if the executive was a “named executive officer” in the proxy statement and such compensation has been approved, or recommended to the Board for approval, by the Compensation Committee, provided that such executive officer is not an immediate family member of another related Person,

•
transactions that are in Company’s ordinary course of business and where the interest of the related Person arises only (a) from the related person’s position as a director of another corporation or organization that is a party to the transaction; (b) from the direct or indirect ownership by such related person and all other related persons, in the aggregate, of less than a 5% equity interest in another person (other than a partnership) which is a party to the transaction; from both such positions described in (a) and such ownership described in (b); or (c) from the related person’s position as a limited partner in a partnership in which the related person and all other related persons, in the aggregate, have an interest of less than 5%, and the related person is not a general partner of and does not have another position in the partnership, and

•
transactions that are in the Company’s ordinary course of business and where the interest of the related person arises solely from the ownership of a class of equity securities in the Company and all holders of such class of equity securities of the Company will receive the same benefit on a pro rata basis.

A “related person” is any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company; any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities; any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.
The Audit Committee is responsible for applying our Related Person Transactions Policy and Procedures. The Audit Committee will review the relevant facts and circumstances of each related person transaction, including (if applicable) but not limited to whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of the Company’s Amended and Restated Certificate of Incorporation and the Company’s Code of Ethics, as applicable, and either approve or disapprove the related person transaction. Any related person transaction shall be consummated and shall continue only if the Audit Committee has approved or ratified such transaction. No director may participate in approval of a related person transaction for which he or she is a related person.

Investor Rights Agreement

At the closing of the Merger (the “Closing”), M III entered into an Investor Rights Agreement with M III Sponsor I LLC (“Sponsor I LLC”), on the one hand, and with IEA Parent and Oaktree, in its capacity as the representative of the Selling Stockholders, on the other hand (the “Investor Rights Agreement”). The “Selling Stockholders” include Oaktree, any affiliate of Oaktree and any executive officer, director or member of IEA Parent as of immediately prior to Closing (or any affiliate or family member thereof or any trust formed for the benefit of any of the foregoing persons).

Pursuant to the Investor Rights Agreement, each of IEA Parent and any affiliated transferee thereof has granted to Oaktree a power of attorney to vote such person’s Common Stock and to act on such person’s behalf under the Investor Rights Agreement.

The Investor Rights Agreement grants consent rights to Oaktree over certain matters for so long as the Selling Stockholders directly or indirectly beneficially own at least fifty percent (50%) of the Common Stock beneficially owned by the Selling Stockholders as of Closing (the “Seller Higher Condition”). Additionally, Oaktree has the right to nominate two directors to the Board so long as the Seller Higher Condition is met or nominate one director so long as Selling Stockholders directly or indirectly beneficially own at least twenty five percent (25%) of the Common Stock beneficially owned by the Selling Stockholders as of Closing.  In the case of an increase in the size of the Board or an increase in their ownership percentage, the Selling Stockholders may nominate additional directors proportional to their ownership.

The Investor Rights Agreement grants consent rights to Sponsor I LLC over certain matters for so long as Sponsor I LLC (together with Mr. Meghji, M III Sponsor I LP (“Sponsor I LP”) (for so long as such entity is controlled by the entity listed on Schedule A-1 of the Investor Rights Agreement), and the persons listed on Schedule A-2 of the Investor Rights Agreement), directly or indirectly, beneficially own at least fifty percent (50%) of the Common Stock (including Earnout Shares (as defined below)) beneficially owned by such persons as of Closing (the “Sponsor Higher Condition”). Additionally, Sponsor I LLC has the right to nominate two directors to the Board so long as the Sponsor Higher Condition is met or nominate one director so long as such persons directly or indirectly beneficially own at least twenty five percent (25%) of the Common Stock beneficially owned by such persons as of Closing.   In the case of an increase in the size of the Board or an increase in their ownership percentage, Sponsor I LLC may appoint additional directors proportional to its ownership.

IEA Parent has agreed under the Registration Rights Agreement (described below) that the shares of Common Stock it received at Closing will not be transferable, assignable or salable by it (in each case, subject to certain agreed exceptions) until the date that is 180 days after Closing (and, to the extent distributed to certain members of management, such shares shall not be transferable until the second anniversary of the Closing).

Registration Rights Agreement

In connection with the Closing, IEA Parent, Sponsor I LLC, Sponsor I LP, Cantor Fitzgerald & Co. (“Cantor”), two of M III’s independent directors, Mr. Osbert Hood and Mr. Philip Marber, and their respective transferees were granted certain rights pursuant to the Registration Rights Agreement (as amended, the “Registration Rights Agreement”). Purchasers of warrants from M III under the Subscription and Backstop Agreement (as described below) also have certain benefits under the Registration Rights Agreement to the extent they executed a joinder thereto. M III agreed to use reasonable best efforts to file and make effective, a shelf registration statement for the resale of the Common Stock and warrants held by the parties to the Registration Rights Agreement, which was initially filed on April 18, 2018 and declared effective by the SEC on June 26, 2018. Certain of the parties to the Registration Rights Agreement have customary demand registration rights at any time the shelf registration statement referred to in the preceding sentence is not effective, and all of the parties have certain “piggyback” registration rights with respect to registration statements filed subsequent to the Merger.

Founder Shares Amendment Agreement

At the Closing, M III, Sponsor I LLC, Messrs. Hood and Marber and IEA Parent entered into a Founder Shares Amendment Agreement (the “Founder Shares Amendment Agreement”) with respect to, among other things, the vesting, transfer and forfeiture of (i) 3,750,000 shares of Common Stock owned by Sponsor I LLC, Sponsor I LP, Cantor and Messrs. Hood and Marber (the “Founder Shares”) and (ii) 212,500 shares of Common Stock issued to IEA Parent as of the Closing, together with 50% of any additional shares of Common Stock issued to IEA Parent in the future under the Waiver, Consent and Agreement to Forfeit Founder Shares (described below), to the extent such shares would not otherwise have vested prior to issuance.  The shares of Common Stock subject to the Founder Shares Amendment Agreement are referred to as “Earnout Shares.”

The parties to the Founder Shares Amendment Agreement have agreed that half of the Earnout Shares will vest on the first day upon which the closing sale price of the Common Stock on NASDAQ has equaled or exceeded $12.00 per share (as adjusted for stock splits, dividends, reorganizations, recapitalizations and the like) for any 20 trading day period in a 30 consecutive day trading period and the other half will vest on the first day upon which the closing sale price of the Common Stock on NASDAQ has equaled or exceeded $14.00 per share (as adjusted for stock splits, dividends, reorganizations, recapitalizations and the like) for any 20 trading day period in a 30 consecutive day trading period.  Prior to vesting, the Earnout Shares may not be transferred other than to certain permitted transferees but such Earnout Shares will continue to be beneficially owned by such persons for all purposes, including voting; provided that any dividends paid on Earnout Shares shall be withheld until such time as such Earnout Shares vest and will be forfeited in the event the Earnout Shares are forfeited. On or prior to the tenth anniversary of the Closing, vesting of such Earnout Shares will accelerate upon specified events, including a change of control or liquidation of M III that results in all of M III’s stockholders having the right to exchange their Common Stock for consideration in cash, securities or other property which equals or exceeds $10.00 per share (as adjusted for stock splits, dividends, reorganizations, recapitalizations and the like). Earnout Shares that have not vested on or prior to the tenth anniversary of Closing will be forfeited.

On June 6, 2018, M III entered into the Amended and Restated Founder Shares Amendment Agreement (the “FS Amendment”), by and among M III, Sponsor I LLC, Sponsor I LP, IEA Parent and Messrs. Hood and Marber which amends and restates the Founder Shares Amendment Agreement. The FS Amendment was entered into by the parties thereto to increase the number of shares of Common Stock held by IEA Parent subject to the vesting and forfeiture restrictions so that the percentage of the 425,000 shares issued to IEA Parent under the Waiver, Consent and Agreement to Forfeit Founder Shares, or issuable in the future under such agreement that are subject to vesting and forfeiture are proportional to the number of Founder Shares held by Sponsor I LLC and Sponsor I LP that are subject to vesting and forfeiture, after giving effect to forfeitures of Founder Shares by such entities in connection with the Closing.

Waiver, Consent and Agreement to Forfeit Founder Shares

On March 20, 2018, M III, IEA Parent, IEA, Oaktree, the Merger Subs and Sponsor I LLC and Sponsor I LP (together, the “Sponsors”) entered into a Waiver, Consent and Agreement to Forfeit Founder Shares (the “Waiver”), pursuant to which, among other things, IEA Parent and IEA agreed to waive the condition to Closing set forth in Section 9.14 of the Agreement and Plan of Merger (as amended, the “Merger Agreement”), dated as of November 3, 2017, by and among IEA, M III, Wind Merger Sub I, Inc., Wind Merger Sub II, LLC, IEA Parent, Oaktree, solely in its capacity as the representative of IEA Parent, and, solely for purposes of Section 10.3 therein, and, to the extent related thereto, Article 12 therein, the Sponsors and the termination right set forth in Section 10.1(g)(ii) of the Merger Agreement, subject to certain exceptions.  IEA Parent and IEA also consented to the commitment agreements between M III and certain of its advisors pursuant to which each such advisor committed to purchase shares of Common Stock from stockholders that have validly delivered such Common Stock for redemption against M III’s trust account, who have agreed to rescind their withdrawal requests or, to the extent not so purchased, the issuance by M III of Common Stock (the “Advisor Commitment Agreements”).  In connection therewith, IEA Parent and IEA agreed that: (a) all shares of Common Stock issued to or acquired by the advisors party to the Advisor Commitment Agreements shall be “Registrable Securities” for all purposes of the Registration Rights Agreement, (b) the number of shares of Common Stock referenced as outstanding on the date of the Investor Rights Agreement in the definition of the Sponsor Higher Condition and the Sponsor Minimum Condition in the Investor Rights Agreement shall be reduced by the number of Founder Shares forfeited in accordance with the terms of the Waiver; and (c) the number of “Founder Shares” and “Earnout Shares” set forth opposite the name of each Sponsor on Exhibit A to the Founder Shares Amendment Agreement shall be reduced by the number of Founder Shares and “Earnout Shares”, respectively, that the Sponsors have forfeited pursuant to the Waiver.

M III agreed to waive the condition to Closing set forth in Section 8.11 of the Merger Agreement, subject to certain conditions and the Sponsors agreed to forfeit at Closing to M III an aggregate of 425,000 Founder Shares, of which 106,250 Founder Shares were comprised of “Earnout Shares” described in Section 1(a) of the Founder Shares Amendment Agreement (“$12 Earnout Shares”) and 106,250 Founder Shares were comprised of the “Earnout Shares” described in Section 1(b) of the Founder Shares Amendment Agreement (“$14 Earnout Shares”). M III agreed to issue to IEA Parent at Closing 425,000 shares of Common Stock, of which (i) 106,250 shares were subject to the same vesting terms applicable to the $12 Earnout Shares and (ii) 106,250 shares of Common Stock were subject to the same vesting and forfeiture terms applicable to the $14 Earnout Shares. The number of shares constituting $12 Earnout Shares and $14 Earnout Shares may be changed by mutual agreement of the parties.

The parties agreed that an additional 525,000 Founder Shares held by the Sponsors in the aggregate (twenty-five percent (25%) of which are comprised of $12 Earnout Shares and twenty-five percent (25%) of which are comprised of $14 Earnout Shares) (collectively, the “Transfer Restricted Shares”) shall be subject to certain transfer restrictions. Upon the determination of Final 2018 EBITDA (as defined therein) and the determination of the number of shares of Common Stock issuable to IEA Parent pursuant to Section 3.6(f) of the Merger Agreement, such number of Transfer Restricted Shares (twenty-five percent (25%) of which shall be comprised of $12 Earnout Shares and twenty-five percent (25%) of which shall be comprised of $14 Earnout Shares) shall be released from such transfer restrictions that is equal to  (x) 525,000 multiplied by (y) the quotient of the aggregate number of Earnout Shares issued to IEA Parent pursuant to Section 3.6(f) of the Merger Agreement divided by 9,000,000; provided that any $12 Earnout Shares or $14 Earnout Shares that would otherwise have vested in accordance with the terms of the Founder Shares Amendment Agreement shall be deemed vested upon release from such transfer restrictions. Upon the determination of Final 2019 EBITDA (as defined therein) and the determination of the number of shares of Common

Stock issuable to Seller pursuant to Section 3.6(g) of the Merger Agreement, such number of Transfer Restricted Shares (twenty-five percent (25%) of which shall be comprised of $12 Earnout Shares and twenty-five percent (25%) of which shall be comprised of $14 Earnout Shares) shall be released from such transfer restrictions, in an aggregate amount that, together with the Founder Shares released pursuant to foregoing sentence, is equal to  (x) 525,000 multiplied by (y) the quotient of the aggregate number of Earnout Shares issued to IEA Parent pursuant to Section 3.6(g) of the Merger Agreement divided by 9,000,000; provided that any $12 Earnout Shares or $14 Earnout Shares that would otherwise have vested in accordance with the terms of the Founder Shares Amendment Agreement shall be deemed vested upon release from such transfer restrictions. Following the determination of Final 2019 EBITDA, any Transfer Restricted Shares that have not been released in accordance with foregoing sentences shall be automatically forfeited without any action by any party hereto or any other person, and M III shall cancel such Transfer Restricted Shares for no consideration.  M III shall issue to IEA Parent a number of shares of Common Stock equal to the number of Transfer Restricted Shares so cancelled.  Twenty-five percent (25%) of such Common Stock shall be comprised of $12 Earnout Shares and twenty-five percent (25%) of such Common Stock shall be comprised of $14 Earnout Shares; provided that to the extent any of the Transfer Restricted Shares would otherwise have vested in accordance with the terms of the Founder Share Amendment Agreement the $12 Earnout Shares and $14 Earnout Shares that would otherwise have been issued to IEA Parent shall be deemed vested upon issuance to IEA Parent.  The percentage of shares constituting $12 Earnout Shares and $14 Earnout Shares may be changed by mutual agreement of the parties.

Subscription and Backstop Agreement

On March 7, 2018, M III entered into a Subscription and Backstop Agreement, with the Sponsors and various subscribers (the “Subscribers”) identified therein (the “Subscription and Backstop Agreement”), whereby such Subscribers committed to purchase, in aggregate, 1,200,000 shares (the “Backstop Shares”) of Common Stock. To the extent a Subscriber purchased a number of Backstop Shares less than the number of shares of Common Stock such Subscriber agreed to purchase in the Subscription and Backstop Agreement, such Subscriber agreed that such Subscriber would, in connection with the Closing, purchase from M III a number of newly-issued shares of Common Stock equal to the number of Backstop Shares not so purchased at a price per share equal to the per share redemption price.  In consideration for such purchases, M III agreed to issue to the Subscribers for no additional consideration 1,500,000 warrants in the aggregate, each of which would be exercisable for one-half share of Common Stock (the “Subscriber Warrants”).

Pursuant to the Subscription and Backstop Agreement, each of the Subscribers agreed to, and agreed to cause each of its affiliates to, (i) vote all the shares of Common Stock, if any, that it or they owned on the record date for the Special Meeting of M III shareholders to approve the Merger (the “Special Meeting”) in favor of (x) the Merger, pursuant to the proxy statement filed with the SEC on February 9, 2018 and (y) each of the other proposals of M III set forth in such proxy statement, and (ii) not exercise its or their redemption rights in any Common Stock in connection with the Special Meeting or the Merger.

IEA Related Party Transactions

On November 1, 2015, IEA Renewable Energy, Inc., a subsidiary of IEA, entered into a Construction Services Agreement with Shermco (the “Shermco Master Agreement”), which is a master agreement under which IEA and Shermco may enter into additional Work Authorizations from time to time for specific projects. In fiscal 2018, IEA paid Shermco approximately $70,000 for the investigation of electrical cable splices installments and related services that were performed pursuant to purchase orders under the Shermco Master Agreement, which was negotiated on an arms-length basis.

Sterling Lumber Company (“Sterling”), a portfolio company of Oaktree, is a supplier of ground protection mats. IEA has contracted with Sterling, on an arm’s-length basis, from time to time to provide such mats since 2011, prior to Sterling's acquisition by Oaktree in November 2016. During fiscal 2018, IEA paid Sterling approximately $3,534,636 pursuant to purchase orders.

World Wind Services, LLC, a portfolio company of Oaktree Capital Management, L.P. (“World Wind”), is a contractor whose services include construction, quality control, and operations and maintenance services in the wind and solar construction industry. On August 6, 2014, IEA Renewable Energy, Inc. entered into a Construction Services Agreement with World Wind (the “World Wind Master Agreement”), which was negotiated on an arms-length basis. The World Wind Master Agreement is a master agreement under which IEA and World Wind may enter into work authorizations from time to time for specific projects. IEA made payments to World Wind in fiscal 2018 of $1,979,716.

On October 20, 2017, White Construction entered into a Lease Agreement (the “Clinton Lease Agreement”) with Clinton RE Holdings (Delaware), LLC, which was negotiated on an arms-length basis, pursuant to which White Construction leases certain real property in Clinton, Indiana from Clinton RE Holdings (Delaware), LLC. The lease payments under the Clinton Lease Agreement, which are paid in monthly installments, was approximately $613,530 for the year ended December 31, 2018. The

Clinton Lease Agreement has an initial term of 20 years, which can be extended at the option of White Construction for two consecutive periods of five years pursuant to the terms of the Clinton Lease Agreement.

Mr. Glanvill, a member of the Board, provided services beginning in April of 2015 and ending in February of 2018 as a senior advisor and consultant to IEA’s board of directors and the Board post-combination. IEA made payments to Mr. Glanvill of $396,534 during fiscal 2018. There are no remaining obligations under this arrangement and this arrangement is no longer in effect.

In addition to the above, each of Oaktree and IEA Parent from time to time, in the ordinary course of business, provide credit support for IEA in the form of letters of credit or guarantees of obligations of IEA. In connection with such debt raising activities, IEA made payments to Oaktree and Oaktree Power Opportunities Fund III (Parallel), L.P. in 2018 of $231,000. These guarantees have terminated and the payments will not continue following the Merger.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and officers, and other persons who beneficially own more than 10% of our Common Stock, to file with the SEC initial reports of stock ownership and reports of changes in stock ownership and to provide us with copies of all such filed forms. Based solely upon our review of the copies of such forms that we received during the year ended December 31, 2018 and written representations by such individuals, we believe that, each person who at any time during such year was a director, officer, or beneficial owner of more than ten percent of our Common Stock complied with all Section 16(a) filing requirements, except that Mr. Eber filed on January 9, 2019 a Form 3 in connection with his appointment as a director on September 19, 2018.
Proxy Statement Proposals

Any of our shareholders who desire to submit a proposal for action at the 2020 Annual Meeting of Shareholders (the “2020 Annual Meeting”) and wishes to have such proposal (a “Rule 14a-8 Proposal”) included in our proxy materials, must submit such Rule 14a-8 Proposal to us at our principal executive offices no later than December 24, 2019 unless we notify the shareholders otherwise. Only those Rule 14a-8 Proposals that are timely received by us, proper for shareholder action (and otherwise proper), and satisfy the SEC requirements for inclusion will be included in our proxy materials.

Other Proposals and Nominations
Any of our shareholders who desire to submit a proposal for action at the 2020 Annual Meeting of Shareholders, but does not wish to have such proposal (a “Non-Rule 14a-8 Proposal”) included in our proxy materials, must submit such Non-Rule 14a-8 Proposal in writing to the Secretary of the Company at our principal executive offices so that it is received between February 4, 2020 and March 5, 2020, unless we notify the shareholders otherwise. The advance notice provisions contained in our bylaws are in addition to, and separate from, the requirements that a shareholder must meet in order to have a Rule 14a-8 Proposal included in our Proxy Statement under the rules of the SEC. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with our bylaws and the applicable rules of the SEC.
If a Non-Rule 14a-8 Proposal is properly presented at the meeting, we will elect to exercise our discretionary voting authority with respect to such Non-Rule 14a-8 Proposal. “Discretionary voting authority” is the ability to vote proxies that shareholders have executed and submitted to us, on matters not specifically reflected in our proxy materials, and on which shareholders have not had an opportunity to vote by proxy. A proxy granted by a shareholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the above advance notice bylaw provisions, subject to applicable SEC rules. The Board knows of no matters, other than the proposals included in this Proxy Statement, to be presented for consideration at the Annual Meeting.
The Board will also consider any nominee recommended by shareholders for election at the 2020 Annual Meeting if that nomination is submitted in writing to the Secretary of the Company at our principal executive officers so that it is received between February 4, 2020 and March 5, 2020, unless we notify the shareholders otherwise. With respect to each such nominee, the following information must be provided to us with the written nomination:

•	the nominee’s name, address and other personal information;

•	the number of shares of each class and series of stock of the Company held by such nominee;

•	the nominating shareholder’s name and address; and

•	all other information required to be disclosed pursuant to our bylaws.

Each submission must also include a written consent signed by the nominee evidencing a willingness to serve as a director, if elected. We suggest that any such proposal be sent by certified mail, return receipt requested.
Fiscal Year 2018 Annual Report and SEC Filings

Our audited consolidated financial statements for fiscal 2018 are included in the Annual Report, which will be made available to shareholders at the same time as this Proxy Statement. This Proxy Statement is posted on our website ir.iea.net, and our Proxy Statement is also available from the SEC at its website sec.gov. You may also obtain a copy of the Annual Report and this Proxy Statement without charge by sending a written request to Infrastructure and Energy Alternatives, Inc., Attn: Secretary, 6325 Digital Way, Indianapolis, Indiana 46278.

Shareholders Sharing an Address

We will deliver only one set of proxy materials to multiple shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders. We undertake to deliver promptly, upon written or oral request, an additional copy of the proxy materials to a shareholder at a shared address to which a single copy has been delivered. A shareholder can notify us that the shareholder wishes to receive a separate copy of the proxy materials by contacting us at the following address or phone number: Infrastructure and Energy Alternatives, Inc., Attn: Secretary, 6325 Digital Way, Indianapolis, Indiana 46278, or (765) 828-2580. Conversely, if multiple shareholders sharing an address receive multiple proxy materials and wish to receive only one, such shareholders can notify us at the address or phone number set forth above.

Other Business

Other than the three proposals described in this Proxy Statement, the Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the officers named herein will have discretion to vote the Common Stock they represent in accordance with their own judgment on such matters.

Appendix A

Infrastructure and Energy Alternatives, Inc. 2018 Equity Incentive Plan
(Amended and Restated as of June 3, 2019)
1.Purpose. The Amended and Restated Infrastructure and Energy Alternatives, Inc. 2018 Equity Incentive Plan (the “Plan”) is intended to help Infrastructure and Energy Alternatives, Inc., a Delaware corporation (including any successor thereto, the “Company”) and its Affiliates (i) attract and retain key personnel by providing them the opportunity to acquire an equity interest in the Company or other incentive compensation measured by reference to the value of Common Stock, and (ii) align the interests of key personnel with those of the Company’s shareholders.
The Plan as set forth herein constitutes an amendment and restatement of the Plan as in effect immediately prior to the Effective Date (the “Prior Plan”). The Prior Plan was originally approved by the shareholders of the Company on March 21, 2018. Except as provided in the following sentence, the Plan shall supersede and replace in its entirety the Prior Plan. Notwithstanding any provisions herein to the contrary, each award granted under the Prior Plan prior to the Effective Date shall be subject to the terms and provisions applicable to such award under the Prior Plan, as in effect as of the date such award was granted.
2.Effective Date; Duration. The Plan shall be effective as of the date on which the Plan is approved by the shareholders of the Company (the “Effective Date”). The expiration date of the Plan, on and after which date no Awards may be granted, shall be the tenth anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

3.Definitions. The following definitions shall apply throughout the Plan.

(a)“Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

(b)“Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Deferred Stock Unit, and/or Other Stock-Based Award granted under the Plan.

(c)“Award Agreement” means the agreement (whether in written or electronic form) or other instrument or document evidencing any Award granted under the Plan.

(d)“Beneficial Ownership” has the meaning set forth in Rule 13d-3 promulgated under Section 13 of the Exchange Act.

(e)“Board” means the Board of Directors of the Company.

(f)“Cause” in the case of a particular Award, unless the applicable Award Agreement states otherwise, (i) shall have the meaning given such term in any employment, consulting, change-in-control, severance or any other agreement between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) if “cause” or term of similar import is not defined or, in the absence of, any such employment, consulting, change-in-control, severance or any other agreement, means the Participant’s (A) willful misconduct or gross neglect of the Participant’s duties; (B) having engaged in conduct harmful (whether financially, reputationally or otherwise) to the Company or an Affiliate; (C) failure or refusal to perform the Participant’s duties; (D) conviction of, or guilty or no contest plea to, a felony or any crime involving dishonesty or moral turpitude; (E) willful violation of the written policies of the Company or an Affiliate; (F) misappropriation or misuse of Company or Affiliate funds or property or other act of personal dishonesty in connection with the Participant’s employment; or (G) willful breach of fiduciary duty. The determination of whether Cause exists shall be made by the Committee in its sole discretion.

(g)“Change in Control” shall mean, in the case of a particular Award, unless the applicable Award Agreement (or any employment, consulting, change-in-control, severance or other agreement between the Participant and the Company or an Affiliate) states otherwise, the first to occur of any of the following events:
(i)the acquisition by any Person or related “group” (as such term is used in Section 13(d) and Section 14(d) of the Exchange Act) of Persons, or persons acting jointly or in concert, of Beneficial Ownership (including control or direction) of 50% or more (on a fully diluted basis) of either (A) the then-outstanding shares of Common Stock, including Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock (the “Outstanding Company Common Stock”); or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote in the election of directors (the “Outstanding Company Voting Securities”); but excluding any acquisition by the Company or any of its Affiliates, its Permitted Transferees or any of their respective Affiliates or by any employee benefit plan sponsored or maintained by the Company or any of its Affiliates;
(ii)a change in the composition of the Board such that members of the Board during any consecutive 12-month period (the “Incumbent Directors”) cease to constitute a majority of the Board. Any person becoming a director through election or nomination for election approved by a valid vote of at least two thirds of the Incumbent Directors shall be an Incumbent Director; provided, however, that no individual becoming a director as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Exchange Act, or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board, shall be an Incumbent Director;
(iii)the approval by the shareholders of the Company of a plan of complete dissolution or liquidation of the Company; and
(iv)the consummation of a reorganization, recapitalization, merger, amalgamation, consolidation, statutory share exchange or similar form of corporate transaction involving the Company (a “Business Combination”), or sale, transfer or other disposition of all or substantially all of the business or assets of the Company to an entity that is not an Affiliate of the Company (a “Sale”), unless immediately following such Business Combination or Sale: (A) more than 50% of the total voting power of the entity resulting from such Business Combination or the entity that acquired all or substantially all of the business or assets of the Company in such Sale (in either case, the “Surviving Company”), or the ultimate parent entity that has Beneficial Ownership of sufficient voting power to elect a majority of the board of directors (or analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination or Sale (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination or Sale, (B) no Person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company) is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) and (C) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination or Sale were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination or Sale.

(h)“Code” means the U.S. Internal Revenue Code of 1986, as amended, and any successor thereto. References to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successors thereto.

(i)“Committee” means the Compensation Committee of the Board or subcommittee thereof if required or to comply with Rule 16b-3 promulgated under the Exchange Act in respect of Awards or, if no such Compensation Committee or subcommittee thereof exists, or if the Board otherwise takes action hereunder on behalf of the Committee, the Board.

(j)“Common Stock” means the common stock of the Company, par value $0.0001 per share (and any stock or other securities into which such common stock may be converted or into which it may be exchanged).

(k)“Deferred Stock Unit” means a right granted by the Company to a Participant to receive upon settlement, on a deferred basis, one share of Common Stock or the cash equivalent thereof on the terms contained herein.

(l)“Disability” means cause for termination of the Participant’s employment or service due to a determination that the Participant is disabled in accordance with a long-term disability insurance program maintained by the Company or a determination by the U.S. Social Security Administration that the Participant is totally disabled.

(m)“$” shall refer to the United States dollars.

(n)“Eligible Director” means a director who satisfies the conditions set forth in Section 4(a) of the Plan.

(o)“Eligible Person” means any (i) individual employed by the Company or an Affiliate; provided, however, that no employee covered by a collective bargaining agreement shall be an Eligible Person; (ii) director or officer of the Company or an Affiliate; (iii) consultant or advisor to the Company or an Affiliate who may be offered securities registrable on Form S-8 under the Securities Act; or (iv) prospective employee, director, officer, consultant or advisor who has accepted an offer of employment or service from the Company or its Affiliates (and would satisfy the provisions of clause (i), (ii) or (iii) above once such Person begins employment with or providing services to the Company or an Affiliate).

(p) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and any successor thereto. References to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successors thereto.

(q)“Exercise Price” has the meaning set forth in Section 7(b) of the Plan.

(r)“Fair Market Value” means, (i) with respect to Common Stock on a given date, (x) if the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock reported on such exchange on such date, or if there is no such sale on that date, then on the last preceding date on which such a sale was reported; or (y) if the Common Stock is not listed on any national securities exchange, the amount determined by the Committee in good faith to be the fair market value of the Common Stock, or (ii) with respect to any other property on any given date, the amount determined by the Committee in good faith to be the fair market value of such other property as of such date.

(s)“Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.

(t)“Immediate Family Members” has the meaning set forth in Section 14(b)(ii) of the Plan.

(u)“Indemnifiable Person” has the meaning set forth in Section 4(e) of the Plan.

(v)“Nasdaq” means the Nasdaq Global Market.

(w)“Nonqualified Stock Option” means an Option that is not designated by the Committee as an Incentive Stock Option.

(x)“Option” means an Award granted under Section 7 of the Plan.

(y)“Option Period” has the meaning set forth in Section 7(c) of the Plan.

(z)“Other Stock-Based Awards” means an Award granted under Section 10 of the Plan.

(aa)“Participant” has the meaning set forth in Section 6 of the Plan.

(ab)“Permitted Transferee” has the meaning set forth in Section 14(b)(ii) of the Plan.

(ac)“Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company.

(ad)“Released Unit” has the meaning set forth in Section 9(d)(ii) of the Plan.

(ae)“Restricted Period” has the meaning set forth in Section 9(a) of the Plan.

(af)“Restricted Stock” means an Award of Common Stock, subject to certain specified restrictions, granted under Section 9 of the Plan.

(ag)“Restricted Stock Unit” means an Award of an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain specified restrictions, granted under Section 9 of the Plan.

(ah)“SAR Period” has the meaning set forth in Section 8(c) of the Plan.

(ai)“Securities Act” means the U.S. Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or other interpretive guidance.

(aj)“Strike Price” has the meaning set forth in Section 8(b) of the Plan.

(ak)“Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

(al)“Substitute Awards” has the meaning set forth in Section 5(e) of the Plan.

4.	Administration.

(a)The Committee shall administer the Plan, and shall have the sole and plenary authority to: (i) designate Participants; (ii) determine the type, size, and terms and conditions of Awards to be granted and to grant such Awards; (iii) determine the method by which an Award may be settled, exercised, canceled, forfeited, suspended, or repurchased by the Company; (iv) determine the circumstances under which the delivery of cash, property or other amounts payable with respect to an Award may be deferred, either automatically or at the Participant’s or Committee’s election; (v) interpret and administer, reconcile any inconsistency in, correct any defect in and supply any omission in the Plan and any Award granted under, the Plan; (vi) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (vii) accelerate the vesting, delivery or exercisability of, or payment for or lapse of restrictions on, or waive any condition in respect of, Awards; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan or to comply with any applicable law. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if applicable and if the Board is not acting as the Committee under the Plan), or any exception or exemption under applicable securities laws or the applicable the rules of the NASDAQ or any other securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted, as applicable, it is intended that each member of the Committee shall, at the time such member takes any action with respect to an Award under the Plan, be (i) a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act, and (ii) an “independent director” under the rules of the NASDAQ or any other securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted, or a person meeting any similar requirement under any successor rule or regulation (“Eligible Director”). However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted or action taken by the Committee that is otherwise validly granted or taken under the Plan.

(b)The Committee may allocate all or any portion of its responsibilities and powers to any person(s) selected by it, except for grants of Awards to persons who are non-employee members of the Board or are otherwise subject to Section 16 of the Exchange Act. Any such allocation or delegation may be revoked by the Committee at any time.

(c)As further set forth in Section 14(f) of the Plan, the Committee shall have the authority to amend the Plan and Awards to the extent necessary to permit participation in the Plan by Eligible Persons who are located outside of the United States on terms and conditions comparable to those afforded to Eligible Persons located within the United States; provided, however, that no such action shall be taken without shareholder approval if such approval is required by applicable securities laws or regulation.

(d)Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions regarding the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any shareholder of the Company.

(e)No member of the Board or the Committee, nor any employee or agent of the Company (each such person, an “Indemnifiable Person”), shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or willful criminal omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be involved as a party, witness or otherwise by reason of any action taken or omitted to be taken or determination made under the Plan or any

Award Agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval (not to be unreasonably withheld), in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined as provided below that the Indemnifiable Person is not entitled to be indemnified); provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of recognized standing of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or willful criminal omission or that such right of indemnification is otherwise prohibited by law or by the Company’s certificate of incorporation or by-laws. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s certificate of incorporation or by-laws, as a matter of law, individual indemnification agreement or contract or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

(f)The Board may from time to time grant Awards and administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

5.	Grant of Awards; Shares Subject to the Plan; Limitations.

(a)The Committee may grant Awards to one or more Eligible Persons.

(b)Subject to Section 11 of the Plan and subsection (e) below, the following limitations apply to the grant of Awards: (i) no more than 4,157,765 shares of Common Stock may be reserved for issuance and delivered in the aggregate pursuant to Awards granted under the Plan and (ii) no more than 4,157,765 shares of Common Stock may be delivered pursuant to the exercise of Incentive Stock Options granted under the Plan (which numbers include the number of shares of Common Stock previously issued pursuant to an award (or made subject to an award that has not expired or been terminated) granted under the Prior Plan).

(c)Shares of Common Stock shall be deemed to have been used in settlement of Awards whether or not they are actually delivered or the Fair Market Value on the date of issuance equivalent of such shares is paid in cash; provided, however, that if shares of Common Stock issued upon exercise, vesting or settlement of an Award, or shares of Common Stock owned by the Participant are surrendered or tendered to the Company in payment of the Exercise Price or any taxes required to be withheld in respect of an Award, in each case, in accordance with the terms and conditions of the Plan and any applicable Award Agreement, such surrendered or tendered shares shall again become available for other Awards; provided, further, that in no event shall such shares increase the number of shares of Common Stock that may be delivered pursuant to Incentive Stock Options. If and to the extent that all or any portion of an Award expires, terminates or is canceled or forfeited for any reason without the Participant’s having received any benefit therefrom, the shares covered by such Award or portion thereof shall again become available for other Awards. For purposes of the foregoing sentence, the Participant shall not be deemed to have received any “benefit” (i) in the case of forfeited Restricted Stock by reason of having enjoyed voting rights and dividend rights prior to the date of forfeiture or (ii) in the case of an Award canceled by reason of a new Award being granted in substitution therefor.

(d)Shares of Common Stock delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or a combination of the foregoing.
(e)The Committee may grant Awards in assumption of, or in substitution for, outstanding awards previously granted by the Company or any Affiliate or an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”), and such Substitute Awards shall not be counted against the aggregate number of shares of Common Stock available for Awards; provided, that Substitute Awards issued or intended as “incentive stock options” within the meaning of Section 422 of the Code shall be counted against the aggregate number of Incentive Stock Options available under the Plan.

6.
Eligibility. Participation shall be limited to Eligible Persons who have been selected by the Committee and who have entered into an Award Agreement with respect to an Award granted to them under the Plan (each such Eligible Person, a “Participant”).

7.Options.

(a)Generally. Each Option shall be subject to the conditions set forth in the Plan and in the applicable Award Agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the Award Agreement expressly states otherwise. Incentive Stock Options shall be granted only subject to and in compliance with Section 422 of the Code, and only to Eligible Persons who are employees of the Company and its Affiliates and who are eligible to receive an Incentive Stock Option under the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option properly granted under the Plan.

(b)Exercise Price. The exercise price (“Exercise Price”) per share of Common Stock for each Option shall not be less than 100% of the Fair Market Value of such share, determined as of the date of grant. Any modification to the Exercise Price of an outstanding Option shall be subject to the prohibition on repricing set forth in Section 13(b).

(c)Vesting, Exercise and Expiration. The Committee shall determine the manner and timing of vesting, exercise and expiration of Options. The period between the date of grant and the scheduled expiration date of the Option (“Option Period”) shall not exceed ten years, unless the Option Period (other than in the case of an Incentive Stock Option) would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy or a Company-imposed “blackout period,” in which case the Option Period shall be automatically extended until the 30th day following the expiration of such prohibition (so long as such extension shall not violate Section 409A of the Code). The Committee may accelerate the vesting and/or exercisability of any Option, which acceleration shall not affect any other terms and conditions of such Option.

(d)Method of Exercise and Form of Payment. No shares of Common Stock shall be delivered pursuant to any exercise of an Option until the Participant has paid the Exercise Price to the Company in full, and an amount equal to any U.S. federal, state and local income and employment taxes and non-U.S. income and employment taxes, social contributions and any other tax-related items required to be withheld. Options may be exercised by delivery of written or electronic notice of exercise to the Company or its designee (including a third-party administrator) in accordance with the terms of the Option and the Award Agreement accompanied by payment of the Exercise Price and such applicable taxes. The Exercise Price and delivery of all applicable required withholding taxes shall be payable (i) in cash or by check, cash equivalent and/or shares of Common Stock valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual delivery of such shares to the Company) (or any combination of the foregoing); provided, that such shares of Common Stock are not subject to any pledge or other security interest (or any combination of the foregoing); or (ii) by such other method as elected by the Participant and that the Committee may permit, in its sole discretion, including without limitation: (A) in the form of other property having a Fair Market Value on the date of exercise equal to the Exercise Price and all applicable required withholding taxes; (B) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company or its designee (including third-party administrators) is delivered a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price and all applicable required withholding taxes against delivery of the shares of Common Stock to settle the applicable trade; or (C) by means of a “net exercise” procedure effected by withholding the number of shares of Common Stock otherwise deliverable in respect of an Option that are needed to pay for the Exercise Price and all applicable required withholding taxes. Notwithstanding the foregoing, unless otherwise determined by the Committee or as set forth in an Award Agreement, if on the last day of the Option Period, the Fair Market Value of the Common Stock exceeds the Exercise Price, the Participant has not exercised the Option, and the Option has not previously expired, such Option shall be deemed exercised by the Participant on such last day by means of a “net exercise” procedure described above. In all events of cashless or net exercise, any fractional shares of Common Stock shall be settled in cash.

(e)Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date on which the Participant makes a disqualifying disposition of any Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Stock before the later of (i) two years after the date of grant of the Incentive Stock Option and (ii) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession, as agent for the applicable Participant, of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option until the end of the period described in the preceding sentence, subject to complying with any instruction from such Participant as to the sale of such Common Stock.

(f)Compliance with Laws. Notwithstanding the foregoing, in no event shall the Participant be permitted to exercise an Option in a manner that the Committee determines would violate the Sarbanes-Oxley Act of 2002, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation service on which the Common Stock of the Company is listed or quoted.

(g)Incentive Stock Option Grants to 10% Shareholders. Notwithstanding anything to the contrary in this Section 7, if an Incentive Stock Option is granted to a Participant who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of a subsidiary or a parent of the Company, the Option Period shall not exceed five years from the date of grant of such Option and the Option Price shall be at least 110% of the Fair Market Value (on the date of grant) of the shares subject to the Option.

(h)$100,000 Per Year Limitation for Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

8.	Stock Appreciation Rights (SARs).

(a)Generally. Each SAR shall be subject to the conditions set forth in the Plan and the Award Agreement. Any Option granted under the Plan may include a tandem SAR. The Committee also may award SARs independent of any Option.

(b)Strike Price. The strike price (“Strike Price”) per share of Common Stock for each SAR shall not be less than 100% of the Fair Market Value of such share, determined as of the date of grant; provided, however, that a SAR granted in tandem with (or in substitution for) an Option previously granted shall have a Strike Price equal to the Exercise Price of the corresponding Option. Any modification to the Strike Price of an outstanding SAR shall be subject to the prohibition on repricing set forth in Section 13(b).

(c)Vesting and Expiration. A SAR granted in tandem with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independently of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “SAR Period”); provided, however, that notwithstanding any vesting or exercisability dates set by the Committee, the Committee may accelerate the vesting and/or exercisability of any SAR, which acceleration shall not affect the terms and conditions of such SAR other than with respect to vesting and/or exercisability. If the SAR Period would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy or a Company-imposed “blackout period,” the SAR Period shall be automatically extended until the 30th day following the expiration of such prohibition (so long as such extension shall not violate Section 409A of the Code).

(d)Method of Exercise. SARs may be exercised by delivery of written or electronic notice of exercise to the Company or its designee (including a third-party administrator) in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded. Notwithstanding the foregoing, if on the last day of the Option Period (or in the case of a SAR independent of an Option, the SAR Period), the Fair Market Value exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option (if applicable), and neither the SAR nor the corresponding Option (if applicable) has previously expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

(e)Payment. Upon the exercise of a SAR, the Company shall pay to the holder thereof an amount equal to the number of shares subject to the SAR that are being exercised multiplied by the excess, if any, of the Fair Market Value of one share of Common Stock on the exercise date over the Strike Price, less an amount equal to any U.S. federal, state and local income and employment taxes and non-U.S. income and employment taxes, social contributions and any other tax-related items required to be withheld. The Company shall pay such amount in cash, in shares of Common Stock valued at Fair Market Value as determined on the date of exercise, or any combination thereof, as determined by the Committee. Any fractional shares of Common Stock shall be settled in cash.

9.	Restricted Stock; Restricted Stock Units; and Deferred Stock Units.

(a)Generally. Each Restricted Stock, Restricted Stock Unit, and Deferred Stock Unit Award shall be subject to the conditions set forth in the Plan and the applicable Award Agreement. Subject to such rules, approvals, and conditions as the Committee may impose from time to time, an Eligible Person who is a non-employee director may elect to receive all or a portion of such Eligible Person’s cash director fees and other cash director compensation payable for director services provided to the Company by such Participant in any fiscal year, in whole or in part, in the form of Deferred Stock Units. The Committee shall establish restrictions applicable to Restricted Stock and Restricted Stock Units, including the period over which the restrictions shall apply (the “Restricted Period”) (for the avoidance of doubt, the restrictions may include service and/or performance vesting conditions), and the time or times at which Restricted Stock or Restricted Stock Units shall become vested. Deferred Stock Units shall be fully vested upon grant. The

Committee may accelerate the vesting and/or the lapse of any or all of the restrictions on Restricted Stock and Restricted Stock Units, which acceleration shall not affect any other terms and conditions of such Awards. No share of Common Stock shall be issued at the time an Award of Restricted Stock Units or Deferred Stock Units is made, and the Company will not be required to set aside a fund for the payment of any such Award.

(b)Stock Certificates; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, the Committee shall cause share(s) of Common Stock to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions. The Committee may also cause a stock certificate registered in the name of the Participant to be issued. In such event, the Committee may provide that such certificates shall be held by the Company or in escrow rather than delivered to the Participant pending vesting and release of restrictions, in which case the Committee may require the Participant to execute and deliver to the Company or its designee (including third-party administrators) (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock. If the Participant shall fail to execute and deliver the escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section ý9 and the Award Agreement, the Participant shall have the rights and privileges of a shareholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock.

(c)Restrictions; Forfeiture. Restricted Stock and Restricted Stock Units awarded to the Participant shall be subject to forfeiture until the expiration of the Restricted Period and the attainment of any other vesting criteria established by the Committee, and shall be subject to the restrictions on transferability set forth in the Award Agreement. In the event of any forfeiture, all rights of the Participant to such Restricted Stock (or as a shareholder with respect thereto), and/or to such Restricted Stock Units, as applicable, including to any dividends and/or dividend equivalents that may have been accumulated and withheld during the Restricted Period in respect thereof, shall terminate without further action or obligation on the part of the Company. The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Restricted Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of grant of the Restricted Stock Award or Restricted Stock Unit Award, such action is appropriate.

(d)Delivery of Restricted Stock and Settlement of Restricted Stock Units.

(i)Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock and the attainment of any other vesting criteria, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect, except as set forth in the Award Agreement. If an escrow arrangement is used, upon such expiration the Company shall deliver to the Participant or such Participant’s beneficiary (via book entry notation or, if applicable, in stock certificate form) the shares of Restricted Stock with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to the Restricted Stock shall be distributed to the Participant in cash or in shares of Common Stock having a Fair Market Value (on the date of distribution) (or a combination of cash and shares of Common Stock) equal to the amount of such dividends, upon the release of restrictions on such share.

(ii)Unless otherwise provided by the Committee in an Award Agreement, upon the expiration of the Restricted Period and the attainment of any other vesting criteria established by the Committee, with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or such Participant’s beneficiary (via book entry notation or, if applicable, in stock certificate form), one share of Common Stock (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit that has not then been forfeited and with respect to which the Restricted Period has expired and any other such vesting criteria are attained (“Released Unit”); provided, however, that the Committee may elect to (A) pay cash or part cash and part Common Stock in lieu of delivering only shares of Common

Stock in respect of such Released Units or (B) defer the delivery of Common Stock (or cash or part Common Stock and part cash, as the case may be) beyond the expiration of the Restricted Period if such extension would not cause adverse tax consequences under Section 409A of the Code. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the shares of Common Stock would have otherwise been delivered to the Participant in respect of such Restricted Stock Units.

(iii)Unless otherwise provided by the Committee in an Award Agreement, upon a Participant’s separation from service with the Company, the Company shall deliver to the Participant, or the Participant’s beneficiary (via book entry notation or, if applicable, in share certificate form), one share of Common Stock (or other securities or other property, as applicable) for each such outstanding Deferred Stock Unit then held by the Participant; provided, however, unless otherwise provided in the Award Agreement, that the Committee may elect to pay cash or part cash and part shares of Common Stock in lieu of delivering only shares of Common Stock in respect of such Deferred Stock Units. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the shares of Common Stock as of the date on which such shares would have otherwise been delivered to the Participant in respect of such Deferred Stock Units.

(iv)To the extent provided in an Award Agreement, the holder of outstanding Restricted Stock Units or Deferred Stock Units shall be entitled to be credited with dividend equivalent payments (upon the payment by the Company of dividends on shares of Common Stock) either in cash or, if determined by the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends as of the date of payment (or a combination of cash and shares of Common Stock) (and interest may, if determined by the Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Committee), which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time as the underlying Restricted Stock Units or Deferred Stock Units, as applicable, are settled (in the case of Restricted Stock Units, following the release of restrictions on such Restricted Stock Units), and if such Restricted Stock Units are forfeited, the holder thereof shall have no right to such dividend equivalent payments.

(e)Legends on Restricted Stock. Each certificate representing Restricted Stock awarded under the Plan, if any, shall bear a legend substantially in the form of the following in addition to any other information the Company deems appropriate until the lapse of all restrictions with respect to such Common Stock:
TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC. 2018 EQUITY INCENTIVE PLAN AND A RESTRICTED STOCK AWARD AGREEMENT, DATED AS OF __________, BETWEEN INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC. AND _________. A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

10.
Other Stock-Based Awards. The Committee may issue unrestricted Common Stock, rights to receive future grants of Awards, or other Awards denominated in Common Stock (including performance shares or performance units), or Awards that provide for cash payments based in whole or in part on the value or future value of shares of Common Stock under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts as the Committee shall from time to time determine (“Other Stock-Based Awards”). Each Other Stock-Based Award shall be evidenced by an Award Agreement, which may include conditions including, without limitation, the payment by the Participant of the Fair Market Value of such shares of Common Stock on the date of grant.

11.
Changes in Capital Structure and Similar Events. In the event of (a) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the shares of Common Stock, or (b) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation service, accounting principles or law, such that in any case an adjustment is determined by the Committee to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, including without limitation any or all of the following:

(i)adjusting any or all of (A) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of the Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award and/or (3) any applicable performance measures;

(ii)providing for a substitution or assumption of Awards (or awards of an acquiring company), accelerating the delivery, vesting and/or exercisability of, lapse of restrictions and/or other conditions on, or termination of, Awards or providing for a period of time (which shall not be required to be more than ten (10) days) for Participants to exercise outstanding Awards prior to the occurrence of such event (and any such Award not so exercised shall terminate or become no longer exercisable upon the occurrence of such event); and

(iii)cancelling any one or more outstanding Awards (or awards of an acquiring company) and causing to be paid to the holders thereof, in cash, shares of Common Stock, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per share of Common Stock received or to be received by other shareholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value (as of the date specified by the Committee) of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor);

provided, however, that the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect any “equity restructuring” (within the meaning of the Financial Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)). Except as otherwise determined by the Committee, any adjustment in Incentive Stock Options under this Section 11 (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 11 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 promulgated under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes. In anticipation of the occurrence of any event listed in the first sentence of this Section 11, for reasons of administrative convenience, the

Committee in its sole discretion may refuse to permit the exercise of any Award during a period of up to 30 days prior to the anticipated occurrence of any such event.

12.
Effect of Change in Control. Except to the extent otherwise provided in an Award Agreement, or any applicable employment, consulting, change-in-control, severance or other agreement between the Participant and the Company or an Affiliate, in the event of a Change in Control, notwithstanding any provision of the Plan to the contrary:

(a)the Committee may provide that all Options and SARs held by such Participant shall become immediately exercisable with respect to 100% of the shares subject to such Options and SARs, and that the Restricted Period (and any other conditions) shall expire immediately with respect to 100% of the shares of Restricted Stock and Restricted Stock Units and any other Awards held by such Participant; provided, that if the vesting or exercisability of any Award would otherwise be subject to the achievement of performance conditions, the portion of such Award that shall become fully vested and immediately exercisable shall be based on the assumed achievement of target performance as determined by the Committee and prorated for the number of days elapsed from the grant date of such Award through the date of termination.

(b)In addition, the Committee may upon at least ten (10) days’ advance notice to the affected persons, cancel any outstanding Award and pay to the holders thereof, in cash, securities or other property (including of the acquiring or successor company), or any combination thereof, the value of such Awards based upon the price per share of Common Stock received or to be received by other shareholders of the Company in the event. Notwithstanding the above, the Committee shall exercise such discretion over the timing of settlement of any Award subject to Code Section 409A at the time such Award is granted.

To the extent practicable, the provisions of this Section 12 shall occur in a manner and at a time that allows affected Participants the ability to participate in the Change in Control transaction with respect to the Common Stock subject to their Awards.

13.	Amendments and Termination.

(a)Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any applicable rules or requirements of any securities exchange or inter-dealer quotation service on which the shares of Common Stock may be listed or quoted, and for changes in GAAP to new accounting standards); provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary, unless the Committee determines that such amendment, alteration, suspension, discontinuance or termination is either required or advisable in order for the Company, the Plan or the Award to satisfy any applicable law or regulation. Notwithstanding the foregoing, no amendment shall be made to the last proviso of Section 14(b) without shareholder approval.

(b)Amendment of Award Agreements. The Committee may, to the extent not inconsistent with the terms of any applicable Award Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively (including after the Participant’s termination of employment or service with the Company); provided, that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant unless the Committee determines that such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination is either required or advisable in order for the Company, the Plan or the Award to satisfy any applicable law or regulation; provided, further, that except as otherwise permitted under Section 11 of the Plan, if (i) the Committee reduces the Exercise Price of any Option or the Strike Price of any SAR, (ii) the Committee cancels any outstanding Option or SAR and replaces it with a new Option or SAR (with a lower Exercise Price or Strike Price, as the case may be) or other Award or cash in a manner that would either (A) be reportable on the Company’s proxy statement or Form 10-K (if applicable) as Options that have been “repriced” (as such term is used in Item 402 of Regulation S-K promulgated under the Exchange Act), or (B) result in any “repricing” for financial statement reporting purposes (or otherwise cause the Award to fail to qualify for equity accounting treatment), (iii) the Committee takes any other action that is considered a “repricing” for purposes of the shareholder approval rules of the applicable securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted, or (iv) the Committee cancels any outstanding Option or SAR that has a per-share Exercise Price or Strike Price (as applicable) at or above the Fair Market Value of a share of Common Stock on the date of cancellation, and pays any consideration to the holder thereof, whether in cash, securities, or other property, or any combination thereof, then, in the case of the immediately preceding clauses (i) through (iv), any such action shall not be effective without shareholder approval.

14.	General.

(a)Award Agreements; Other Agreements. Each Award under the Plan shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto. In the event of any conflict between the terms of the Plan and any Award Agreement or employment, change-in-control, severance or other agreement in effect with the Participant, the term of the Plan shall control.

(b)Nontransferability.

(i)Each Award shall be exercisable only by the Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii)Notwithstanding the foregoing, the Committee may permit Awards (other than Incentive Stock Options) to be transferred by the Participant, without consideration, subject to such rules as the Committee may adopt, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statements promulgated by the Securities and Exchange Commission (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant or the Participant’s Immediate Family Members; (C) a partnership or limited liability company whose only partners or shareholders are the Participant and the Participant’s Immediate Family Members; or (D) any other transferee as may be approved either (1) by the Board or the Committee, or (2) as provided in the applicable Award Agreement; (each transferee described in clause (A), (B), (C) or (D) above is hereinafter referred to as a “Permitted Transferee”); provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(iii)The terms of any Award transferred in accordance with the immediately preceding paragraph shall apply to the Permitted Transferee, and any reference in the Plan, or in any applicable Award Agreement, to the Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the transferred Award, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.

(c)Dividends and Dividend Equivalents. The Committee may provide the Participant as part of an Award with dividends or dividend equivalents, payable in cash, shares of Common Stock, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee, including, without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional shares of Common Stock, Restricted Stock or other Awards; provided, that no dividends or dividend equivalents shall be payable in respect of outstanding (i) Options or SARs or (ii) unearned Awards subject to performance conditions (other than or in addition to the passage of time); provided, further, that dividend equivalents may be accumulated in respect of unearned Awards and paid as soon as administratively practicable, but no more than 60 days, after such Awards are earned and become payable or distributable (and the right to any such accumulated dividends or dividend equivalents shall be forfeited upon the forfeiture of the Award to which such dividends or dividend equivalents relate).

(d)Tax Withholding.

(i)The Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right (but not the obligation) and is hereby authorized to withhold, from any cash, shares of Common Stock, other securities or other property deliverable under any Award or from any compensation or other amounts owing to the Participant, the amount (in cash, Common Stock, other securities or other property) of any required withholding taxes (up to the maximum permissible withholding amounts) in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as the Committee or the Company deem necessary to satisfy all obligations for the payment of such withholding taxes.

(ii)Without limiting the generality of paragraph (i) above, the Committee may permit the Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) payment in cash, (B) the delivery of shares of Common Stock (which shares are not subject to any pledge or other security interest) owned by the Participant having a Fair Market Value on such date equal to such withholding liability or (C) having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value on such date equal to such withholding liability.

(e)No Claim to Awards; No Rights to Continued Employment, Directorship or Engagement. No employee or director of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, or to continue in the employ or the service of the

Company or an Affiliate, nor shall it be construed as giving any Participant who is a director any rights to continued service on the Board.

(f)International Participants. With respect to Participants who reside or work outside of the United States, the Committee may amend the terms of the Plan or appendices thereto, or outstanding Awards, with respect to such Participants, in order to conform such terms with or accommodate the requirements of local laws, procedures or practices or to obtain more favorable tax or other treatment for the Participant, the Company or its Affiliates. Without limiting the generality of this subsection, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on death, disability, retirement or other terminations of employment, available methods of exercise or settlement of an Award, payment of income, social insurance contributions or payroll taxes, withholding procedures and handling of any stock certificates or other indicia of ownership that vary with local requirements. The Committee may also adopt rules, procedures or sub-plans applicable to particular Affiliates or locations.

(g)Beneficiary Designation. The Participant’s beneficiary shall be the Participant’s spouse (or domestic partner if such status is recognized by the Company and in such jurisdiction), or if the Participant is otherwise unmarried at the time of death, the Participant’s estate, except to the extent that a different beneficiary is designated in accordance with procedures that may be established by the Committee from time to time for such purpose. Notwithstanding the foregoing, in the absence of a beneficiary validly designated under such Committee-established procedures and/or applicable law who is living (or in existence) at the time of death of a Participant residing or working outside the United States, any required distribution under the Plan shall be made to the executor or administrator of the estate of the Participant, or to such other individual as may be prescribed by applicable law.

(h)Termination of Employment or Service. The Committee, in its sole discretion, shall determine the effect of all matters and questions related to the termination of employment of or service of a Participant. Except as otherwise provided in an Award Agreement, or any employment, consulting, change-in-control, severance or other agreement between the Participant and the Company or an Affiliate, unless determined otherwise by the Committee: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence (including, without limitation, a call to active duty for military service through a Reserve or National Guard unit) nor a transfer from employment or service with the Company to employment or service with an Affiliate (or vice versa) shall be considered a termination of employment or service with the Company or an Affiliate; and (ii) if the Participant’s employment with the Company or its Affiliates terminates, but such Participant continues to provide services with the Company or its Affiliates in a non-employee capacity (including as a non-employee director) (or vice versa), such change in status shall not be considered a termination of employment or service with the Company or an Affiliate for purposes of the Plan.

(i)No Rights as a Shareholder. Except as otherwise specifically provided in the Plan or any Award Agreement, no person shall be entitled to the privileges of ownership in respect of shares of Common Stock that are subject to Awards hereunder until such shares have been issued or delivered to that person.

(j)Government and Other Regulations.

(i)The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of share of Common Stock and the payment of money under the Plan or under Awards granted or awarded under the Plan are subject to compliance with all applicable U.S. federal, state, local, and non-U.S. laws, rules, and regulations (including but not limited to state, U.S. federal, and non-U.S. securities law, and margin requirements) and to such approvals by any listing, regulatory, or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules, and regulations.

(ii)Nothing in the Plan shall be deemed to authorize the Committee or Board or any members thereof to take any action contrary to applicable law or regulation, or rules of the NASDAQ or any other securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted.

(iii)The obligation of the Company to settle Awards in Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to and in compliance with the terms of an available exemption. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all shares of Common Stock or other securities of the Company or any Affiliate delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement, U.S. federal securities laws, or the rules, regulations and other requirements of the U.S. Securities and Exchange Commission, any securities exchange or inter-dealer quotation service upon which such shares or other securities of the Company are then listed or quoted and any other applicable federal, state, local or non-U.S. laws, rules, regulations and other requirements, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on any such certificates of Common Stock or other securities of the Company or any Affiliate delivered under the Plan to make appropriate reference to such restrictions or may cause such Common Stock or other securities of the Company or any Affiliate delivered under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(iv)The Committee may cancel an Award or any portion thereof if it determines that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of Common Stock from the Company and/or the Participant’s sale of Common Stock to the public markets illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, unless prevented by applicable laws, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of shares of Common Stock (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.

(k)No Section 83(b) Elections Without Consent of Company. No election under Section 83(b) of the Code or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Committee in writing prior to the making of such election. If the Participant, in connection with the acquisition of shares of Common Stock under the Plan or otherwise, is expressly permitted to make such election and the Participant makes the election, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Section 83(b) of the Code or other applicable provision.
(l)Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for the Participant because of illness or accident, or is a minor, or has died, then any payment due to such person or the Participant’s estate (unless a prior claim therefor has been made by a duly appointed legal representative or a beneficiary designation form has been filed with the Company) may, if the Committee so directs the Company, be paid to such person’s spouse, child, or relative, or an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(m)Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

(n)No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and the Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or to otherwise segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company.

(o)Reliance on Reports. Each member of the Committee and each member of the Board (and each such member’s respective designees) shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent registered public accounting firm of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than such member or designee.

(p)Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(q)Purchase for Investment. Whether or not the Options and shares covered by the Plan have been registered under the Securities Act, each person exercising an Option under the Plan or acquiring shares under the Plan may be required by the Company to give a representation in writing that such person is acquiring such shares for investment and not with a view to, or for sale in connection with, the distribution of any part thereof. The Company will endorse any necessary legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred to the Participant upon the exercise of any Option granted under the Plan.

(r)Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware.

(s)Severability. If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(t)Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company.

(u)409A of the Code.

(i)It is intended that the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with the Plan or any other plan maintained by the Company, including any taxes and penalties under Section 409A of the Code, and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold such Participant or any beneficiary harmless from any or all of such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as a separate payment.

(ii)Notwithstanding anything in the Plan to the contrary, if the Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments or deliveries in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code shall be made to such Participant prior to the date that is six months after the date of such Participant’s “separation from service” within the meaning of Section 409A of the Code or, if earlier, the Participant’s date of death. All such delayed payments or deliveries will be paid or delivered (without interest) in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.

(iii)In the event that the timing of payments in respect of any Award that would otherwise be considered “deferred compensation” subject to Section 409A of the Code would be accelerated upon the occurrence of (A) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder or (B) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of “disability” pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder.

(v)Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein, the Committee may cancel an Award if the Participant, without the consent of the Company, (A) has engaged in or engages in activity that is in conflict with or adverse to the interests of the Company or any Affiliate while employed by or providing services to the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, (B) violates a non-competition, non-solicitation, non-disparagement or non-disclosure covenant or agreement with the Company or any Affiliate, as determined by the Committee, or (C) if the Participant’s employment or service is terminated for Cause. The Committee may also provide in an Award Agreement that in such event the Participant will forfeit any compensation, gain or other value realized thereafter on the vesting, exercise or settlement of such Award, the sale or other transfer of such Award, or the sale of shares of Common Stock acquired in respect of such Award, and must promptly repay such amounts to the Company. The Committee may also provide in an Award Agreement that if the Participant receives any amount in excess of what the Participant should have received under the terms of the Award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), all as determined by the Committee, then the Participant shall be required to promptly repay any such excess amount to the Company. In addition, the Company shall retain the right to bring an action at equity or law to enjoin the Participant’s activity and recover damages resulting from such activity. Further, to the extent required by applicable law (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) and/or the rules and regulations of the NASDAQ or any other securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted, or if so required pursuant to a written policy adopted by the Company, Awards shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into all outstanding Award Agreements).

(w)No Representations or Covenants With Respect to Tax Qualification. Although the Company may endeavor to (i) qualify an Award for favorable U.S. or non-U.S. tax treatment or (ii) avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan.

(x)No Interference. The existence of the Plan, any Award Agreement, and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company, the Board, the Committee, or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants, or rights to purchase stock or of bonds, debentures, or preferred or prior preference stocks whose rights are superior to or affect the Common Shares or the rights thereof or that are convertible into or exchangeable for Common Shares, or the dissolution or liquidation of the Company or any Affiliate, or any sale or transfer of all or any part of their assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(y)Expenses; Titles and Headings. The expenses of administering the Plan shall be borne by the Company and its Affiliates. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

VOTE BY INTERNET BEFORE THE DATE OF THE ANNUAL MEETING - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 2, 2019. Have your proxy card or Notice Regarding the Availability of Proxy Materials in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/IEA2019**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 2, 2019. Have your proxy card or Notice Regarding the Availability of Proxy Materials in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E75359-P21374 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

	For All	Withhold All	For All Except
1. The Board of Directors recommends you vote FOR the election of the following three directors, each to serve for a term to expire at the 2022 Annual Meeting of Shareholders:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) John Paul Roehm
02) Terence Montgomery
03) John Eber

The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain
2. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2019 fiscal year.	☐	☐	☐
3. Approval of the amendment and restatement of the 2018 IEA Equity Incentive Plan.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the Annual Meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and the Annual Report are available at
www.proxyvote.com.

E75360-P21374

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.
Annual Meeting of Shareholders
June 3, 2019 9:00 AM EDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) John Paul Roehm and Andrew Layman, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, EDT on June 3, 2019, via live webcast only at www.virtualshareholdermeeting.com/IEA2019, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side